STRUCTURED ASSET MORTGAGE INVESTMENTS INC.,

                                     SELLER,

                              INDYMAC BANK, F.S.B.,

                                MASTER SERVICER,

                         BANK ONE, NATIONAL ASSOCIATION,

                                     TRUSTEE

                                       and

                            EMC MORTGAGE CORPORATION



                         ------------------------------

                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 1, 2001

                         ------------------------------


                   Structured Asset Mortgage Investments Inc.
              IndyMac ARM Trust, Mortgage Pass-Through Certificates

                                 Series 2001-H2

                                                 TABLE OF CONTENTS
                                                                                                               Page
                                                                                                               ----

                                                     ARTICLE I

Definitions

                                                    ARTICLE II

 Conveyance of Mortgage Loans;
 Original Issuance of Certificates
Section 2.01.     CONVEYANCE OF MORTGAGE LOANS TO TRUSTEE........................................................34
Section 2.02.     ACCEPTANCE OF MORTGAGE LOANS BY TRUSTEE........................................................35
Section 2.03.     ASSIGNMENT OF INTEREST IN THE MORTGAGE LOAN PURCHASE AGREEMENT.................................37
Section 2.04.     SUBSTITUTION OF MORTGAGE LOANS.................................................................39
Section 2.05.     ISSUANCE OF CERTIFICATES.......................................................................40
Section 2.06.     REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLER...........................................40
 .................................................................................................................42

                                                    ARTICLE III

Administration and Servicing of Mortgage Loans
Section 3.01.     MASTER SERVICER TO SERVICE MORTGAGE LOANS......................................................42
Section 3.02.     SUBSERVICING, ENFORCEMENT OF THE OBLIGATIONS OF SUBSERVICERS...................................43
Section 3.03.     RIGHTS OF THE SELLER IN RESPECT OF THE MASTER SERVICER.........................................44
Section 3.04.     NO CONTRACTUAL RELATIONSHIP BETWEEN SUBSERVICERS AND THE TRUSTEE...............................44
Section 3.05.     TRUSTEE TO ACT AS MASTER SERVICER..............................................................44
Section 3.06.     COLLECTION OF MORTGAGE LOAN PAYMENTS...........................................................45
Section 3.07.     COLLECTION OF TAXES; ESCROW ACCOUNTS...........................................................49
Section 3.08.     ACCESS TO CERTAIN DOCUMENTATION................................................................49
Section 3.09.     PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT AND THE DISTRIBUTION ACCOUNT
 .................................................................................................................50
Section 3.10.     HAZARD INSURANCE; PRIMARY INSURANCE POLICIES...................................................52
Section 3.11.     DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS.....................................................53
Section 3.12.     REALIZATION UPON DEFAULTED MORTGAGE LOANS......................................................54
Section 3.13.     TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES................................................56
Section 3.14.     DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF THE MASTER SERVICER TO BE HELD FOR
THE TRUSTEE......................................................................................................57
Section 3.15.     SERVICING COMPENSATION AND COMPENSATING INTEREST PAYMENTS......................................57
Section 3.16.     ACCESS TO CERTAIN DOCUMENTATION................................................................58
Section 3.17.     ANNUAL STATEMENT AS TO COMPLIANCE..............................................................58
Section 3.18.     ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING STATEMENT; FINANCIAL STATEMENTS
                                                                                                                 59
Section 3.19.     ERRORS AND OMISSIONS INSURANCE; FIDELITY BONDS.................................................59






Section 3.20.     REMIC-RELATED COVENANTS........................................................................59
Section 3.21.     REPORTS FILED WITH SECURITIES AND EXCHANGE COMMISSION..........................................60
Section 3.22.     EMC............................................................................................60
Section 3.23.     UCC............................................................................................60

                                                    ARTICLE IV

Monthly Advances
Section 4.01. REMITTANCE REPORTS; MONTHLY ADVANCES BY THE MASTER SERVICER........................................61

                                                     ARTICLE V

Certificates
Section 5.01.     CERTIFICATES...................................................................................63
Section 5.02.     REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES..........................................68
Section 5.03.     MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES..............................................71
Section 5.04.     PERSONS DEEMED OWNERS..........................................................................72
Section 5.05.     TRANSFER RESTRICTIONS ON RESIDUAL CERTIFICATES.................................................72
Section 5.06.     RESTRICTIONS ON TRANSFERABILITY OF CERTIFICATES................................................73
Section 5.07.     ERISA RESTRICTIONS.............................................................................73
Section 5.08.     RULE 144A INFORMATION..........................................................................74

                                                    ARTICLE VI

Payments to Certificateholders
Section 6.01.     DISTRIBUTIONS ON THE CERTIFICATES..............................................................76
Section 6.02.     ALLOCATION OF LOSSES...........................................................................79
Section 6.03.     PAYMENTS.......................................................................................80
Section 6.04.     STATEMENTS TO CERTIFICATEHOLDERS...............................................................81

                                                    ARTICLE VII

The Seller and the Master Servicer; Indemnification
Section 7.01.     RESPECTIVE LIABILITIES OF THE SELLER AND THE MASTER SERVICER...................................85
Section 7.02.     MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER...................................85
Section 7.03.     LIMITATION ON LIABILITY OF THE SELLER AND THE MASTER SERVICER..................................85
Section 7.04.     LIMITATION ON RESIGNATION OF THE MASTER SERVICER...............................................86
Section 7.05.     INDEMNIFICATION OF THE TRUSTEE.................................................................86

                                                   ARTICLE VIII

Default
Section 8.01.     EVENTS OF DEFAULT..............................................................................87
Section 8.02.     TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.......................................................88
Section 8.03.     NOTIFICATION TO CERTIFICATEHOLDERS.............................................................89






Section 8.04.     WAIVER OF DEFAULTS.............................................................................89
Section 8.05.     LIST OF CERTIFICATEHOLDERS.....................................................................90

                                                    ARTICLE IX

Concerning the Trustee
Section 9.01.     DUTIES OF TRUSTEE..............................................................................91
Section 9.02.     CERTAIN MATTERS AFFECTING THE TRUSTEE..........................................................92
Section 9.03.     TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS..........................................94
Section 9.04.     TRUSTEE MAY OWN CERTIFICATES...................................................................95
Section 9.05.     TRUSTEE'S FEES AND EXPENSES....................................................................95
Section 9.06.     ELIGIBILITY REQUIREMENTS FOR TRUSTEE...........................................................95
Section 9.07.     INSURANCE......................................................................................95
Section 9.08.     RESIGNATION AND REMOVAL OF THE TRUSTEE.........................................................96
Section 9.09.     SUCCESSOR TRUSTEE..............................................................................96
Section 9.10.     MERGER OR CONSOLIDATION OF TRUSTEE.............................................................97
Section 9.11.     APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE..................................................97
Section 9.12.     FEDERAL INFORMATION RETURNS AND REPORTS TO CERTIFICATEHOLDERS; REMIC
ADMINISTRATION...................................................................................................98
Section 9.13.     MAINTENANCE OF SUPPLEMENTAL PMI POLICY; COLLECTIONS THEREUNDER.................................99

                                                     ARTICLE X

Termination
Section 10.01.    TERMINATION UPON REPURCHASE BY THE SELLER OR ITS DESIGNEE OR LIQUIDATION OF THE
MORTGAGE LOANS..................................................................................................101
Section 10.02.    ADDITIONAL TERMINATION REQUIREMENTS...........................................................103

                                                    ARTICLE XI

Miscellaneous Provisions
Section 11.01.    INTENT OF PARTIES.............................................................................105
Section 11.02.    AMENDMENT.....................................................................................105
Section 11.03.    RECORDATION OF AGREEMENT......................................................................106
Section 11.04.    LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS....................................................106
Section 11.05.    ACTS OF CERTIFICATEHOLDERS....................................................................107
Section 11.06.    GOVERNING LAW.................................................................................108
Section 11.07.    NOTICES.......................................................................................108
Section 11.08.    SEVERABILITY OF PROVISIONS....................................................................108
Section 11.09.    SUCCESSORS AND ASSIGNS........................................................................108
Section 11.10.    ARTICLE AND SECTION HEADINGS..................................................................108
Section 11.11.    COUNTERPARTS..................................................................................109
Section 11.12.    NOTICE TO RATING AGENCIES.....................................................................109

                                    EXHIBITS


Exhibit A-1         -      Form of Class A and Class X Certificates
Exhibit A-2         -      Form of Class B Certificates
Exhibit A-3         -      Form of Class R Certificates
Exhibit B           -      Mortgage Loan Schedule
Exhibit C           -      [Reserved]
Exhibit D           -      Request for Release of Documents
Exhibit E           -      Form of Affidavit pursuant to Section 860E(e)(4)
Exhibit F-1         -      Form of Investment Letter
Exhibit F-2         -      Form of Rule 144A and Related Matters Certificate
Exhibit G           -      Form of Initial Certification
Exhibit H           -      Form of Final Certification
Exhibit I           -      Underlying Purchase Agreement
Exhibit J           -      Supplemental PMI Policy from Supplemental PMI Insurer
Exhibit K           -      Consulting Agreement between Trustee and Loss
                           Mitigation Advisor
Exhibit L           -      Loss Mitigation Advisory Agreement

                         POOLING AND SERVICING AGREEMENT
                         -------------------------------

         Pooling and Servicing Agreement dated as of November 1, 2001, among Structured Asset Mortgage Investments Inc., a Delaware corporation, as seller (the "Seller"), IndyMac Bank, F.S.B. (the "Master Servicer"), Bank One, National Association, a national banking association, not in its individual capacity but solely as trustee (the "Trustee") and EMC Mortgage Corporation (in its individual capacity, "EMC").

                              PRELIMINARY STATEMENT

         On the Closing Date, the Seller has acquired the Mortgage Loans from EMC. On the Closing Date, the Seller will sell the Mortgage Loans and certain other property to the Trust Fund and receive in consideration therefor the Certificates evidencing the entire beneficial ownership interest in the Trust Fund.

         The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC I to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC I Regular Interests will be designated "regular interests" in such REMIC and the Class R-I Certificates will be designated the "residual interests" in such REMIC.

         The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC II to be treated for federal income tax purposes as a REMIC. On the Startup Day, all the Classes of REMIC II Regular Certificates will be designated "regular interests" in such REMIC and the Class R-II Certificates will be designated the "residual interests" in such REMIC.

         The Outstanding Principal Balance of the Mortgage Loans as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, will equal approximately $336,686,830.44. The initial principal amount of the Certificates will not exceed such amount.

         In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and EMC agree as follows:

                                    ARTICLE I

                                   Definitions

         Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

         ACCOUNT: The Collection Account, the Certificate Account and the Distribution Account.

         ACCRUED CERTIFICATE INTEREST: For any Certificate (other than a Class X Certificate) for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount of such Certificate immediately prior to such

Distribution Date, and, in the case of each Component of the Class X Certificates, for any Distribution Date, interest accrued during the related Interest Accrual Period at the applicable Pass- Through Rate on the Notional Amount of such Component immediately prior to such Distribution Date, less (i) in the case of a Senior Certificate (including a Component of the Class X Certificates), such Certificate's or Component's share of any Net Interest Shortfall and, after the Cross-Over Date, the interest portion of any Realized Losses on the Mortgage Loans allocated thereto in accordance with Section 6.02(g) and (ii) in the case of a Senior Mezzanine or Subordinate Certificate, such Certificate's share of any Net Interest Shortfall and the interest portion of any Realized Losses on the Mortgage Loans allocated thereto in accordance with Section 6.02(g). Interest on the Certificates and the Components of the Class X Certificates shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         ADVISOR'S FEE: With respect to each Distribution Date, the premium for the Loss Mitigation Agreement, equal to one month's interest at the Advisor's Fee Rate on the Scheduled Principal Balance (as of the beginning of the related Due Period) of the Mortgage Loans, payable by the Trustee on each Distribution Date from amounts on deposit in the Distribution Account in accordance with
Section 3.09(b)(iii) of this Agreement.

         ADVISOR'S FEE RATE: With respect to any Mortgage Loan, the rate at which the premium on the Loss Mitigation Agreement accrues, which is 0.01% per annum.

         AFFILIATE: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

         AGGREGATE EXPENSE RATE: With respect to any Mortgage Loan, the sum of the Master Servicing Fee Rate, the Lender-Paid PMI Rate, the Advisor's Fee Rate and the Supplemental PMI Insurance Premium Rate (if applicable).

         AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         ALLOCABLE SHARE: With respect to each Class of Senior Mezzanine and Subordinate Certificates:

                    (a) as to any Distribution Date and amounts distributable pursuant to clauses (i) and (iii) of the definition of Senior Mezzanine and Subordinate Optimal Principal Amount, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all Classes of the Senior Mezzanine and Subordinate Certificates; and

                    (b) as to any Distribution Date and amounts distributable pursuant to clauses (ii), (iv) and (v) of the definition of Senior Mezzanine and Subordinate Optimal Principal Amount,

                           (1) for any Distribution Date on which the Senior Mezzanine Loss and Delinquency Test has been satisfied, as to each Class of Senior Mezzanine and Subordinate Certificates (other than the Senior Mezzanine Certificates, or if the Current Principal Amount of the Senior Mezzanine Certificates has been reduced to zero, the Class of Subordinate Certificates having the lowest numerical designation as to which the Class Prepayment Distribution Trigger shall not be applicable) for which (x) the related Class Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all such Classes of Senior Mezzanine and Subordinate Certificates for which the related Class Prepayment Distribution Trigger has been satisfied and (y) the related Class Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%; provided that if on a Distribution Date, the Current Principal Amount of any Class of Senior Mezzanine or Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributed pursuant to this clause (b)(1), to the extent of such Class's remaining Allocable Share, shall be distributed to the Senior Mezzanine Certificates, or if the Current Principal Amount of the Senior Mezzanine Certificates has been reduced to zero, the Class of Subordinate Certificates having the lowest numerical designation and to the Subordinate Certificates which satisfy the related Class Prepayment Distribution Trigger in reduction of their respective Current Principal Amounts, for to the Senior Mezzanine Certificates and then to the Subordinate Certificates in the order of their numerical Class designations; and

                           (2) for any Distribution Date on which the Senior Mezzanine Loss and Delinquency Test has not been satisfied, as to the Senior Mezzanine Certificates, 100%, and as to the Subordinate Certificates, 0%; provided that if on a Distribution Date, the Current Principal Amount of the Senior Mezzanine Certificates is reduced to zero, any remaining amounts distributed pursuant to this clause (b)(2) shall be distributed to the Classes of Subordinate Certificates which satisfy the related Class Prepayment Distribution Trigger and to the Class of Subordinate Certificates having the lowest numerical designation in reduction of their respective Current Principal Amounts in the order of their numerical Class designations.

         APPLICABLE STATE LAW: For purposes of Section 9.12(d), the Applicable State Law shall be (a) the law of the State of New York and (b) such other state law whose applicability shall have been brought to the attention of the Trustee by either (i) an Opinion of Counsel reasonably acceptable to the Trustee delivered to it by the Master Servicer or the Seller, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

         APPRAISED VALUE: For any Mortgaged Property related to a Mortgage Loan, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

         ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT: The assignment, assumption and recognition agreement, dated November 30, 2001, among EMC, the Trustee and IndyMac.

         ASSUMED FINAL DISTRIBUTION DATE: January 25, 2032, or if such day is not a Business Day, the next succeeding Business Day.

         AVAILABLE FUNDS: With respect to any Distribution Date, the sum of the Group 1 and Group 2 Available Funds for such Distribution Date.

         AVERAGE LOSS SEVERITY: With respect to any period and each Loan Group, the fraction obtained by dividing (x) the aggregate amount of Realized Losses for the Mortgage Loans in such Loan Group for such period by (y) the number of Mortgage Loans in such Loan Group which had Realized Losses for such period.

         BANKRUPTCY CODE: The Bankruptcy Code of 1978, as amended.

         BOOK-ENTRY CERTIFICATES: Initially, all Classes of Certificates other than the Private Certificates and the Residual Certificates.

         BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange is closed or on which banking institutions in Illinois, Iowa, Maryland, Minnesota, New York or California, or the jurisdiction in which the Trustee or the Master Servicer is authorized or obligated by law or executive order to be closed.

         CALENDAR QUARTER: January 1 to March 31, April 1 to June 30, July 1 to September 30, or October 1 to December 31, as applicable.

         CERTIFICATE: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Trust Fund signed and countersigned by the Trustee in substantially the forms annexed hereto as Exhibits A-1, A-2 and A-3, with the blanks therein appropriately completed.

         CERTIFICATE ACCOUNT: The trust account or accounts created and maintained pursuant to Section 3.06(d), which shall be an Eligible Account.

         CERTIFICATE GROUP: The Group 1 Senior Certificates or Group 2 Senior Certificates, as applicable, and the Senior Mezzanine and Subordinate Certificates to the extent such Certificates represent an interest in such groups of Certificates.

         CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

         CERTIFICATE REGISTER: The register maintained pursuant to Section 5.02.

         CERTIFICATEHOLDER: A Holder of a Certificate.

         CLASS: With respect to the Certificates, A-1, A-2, A-3, R-I, R-II, X, B-1, B-2, B-3, B-4, B-5 ----- and B-6.

         CLASS PREPAYMENT DISTRIBUTION TRIGGER: For a Class of Subordinate Certificates for any Distribution Date, the Class Prepayment Distribution Trigger is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such Class and each Class of Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Scheduled Principal Balance of all of the Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

         CLASS R CERTIFICATES: The Class R-I and Class R-II Certificates.

         CLOSING DATE: November 30, 2001.

         CODE: The Internal Revenue Code of 1986, as amended.

         COLLECTION ACCOUNT: The trust account or accounts created and maintained pursuant to Section 3.06, which shall be an Eligible Account.

         COMPENSATING INTEREST PAYMENTS: For any Distribution Date, the lesser of (i) the aggregate Master Servicing Fee for the related Due Period and (ii) the amount of Prepayment Interest Shortfalls for such Distribution Date.

         COMPONENT: With respect to the Class X Certificates, Component X-I and Component X-II.

         CONSULTING AGREEMENT: The Consulting Agreement, dated as of November 30, 2001, between the Trustee and the Loss Mitigation Advisor, substantially in form attached hereto as Exhibit K.

         CORPORATE TRUST OFFICE: The office of the Trustee at which at any particular time its corporate trust business is administered, which office, at the date of the execution of this Agreement, is located at 1 Bank One Plaza, Mail Suite IL1-0126, Chicago, Illinois 60670, Attention: Global Corporate Trust Services.

         CROSS-OVER DATE: The first Distribution Date on which the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates has been reduced to zero (giving effect to all distributions on such Distribution Date).

         CURRENT PRINCIPAL AMOUNT: With respect to any Certificate (other than an Interest Only Certificate) as of any Distribution Date, the initial principal amount of such Certificate, and reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate with respect to principal, (ii) the principal portion of all Realized Losses allocated prior to such Distribution Date to such Certificate, taking account of the Loss Allocation Limitation, (iii) in the case of a Subordinate Certificate, such Certificate's PRO RATA share, if any, of the applicable Subordinate Certificate Writedown Amount for previous Distribution Dates and (iv) in the case of a Senior Mezzanine Certificate, such Certificate's PRO RATA share, if any, of the applicable Senior Mezzanine Certificate Writedown Amount for previous Distribution Dates. With respect to any Class of Certificates (other than the Interest Only Certificates), the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates in such Class. Notwithstanding the foregoing, solely for purposes of giving consents, directions, waivers, approvals, requests and notices, the Class R-I and Class R-II Certificates after the Distribution Date on which they each receive the distribution of the last dollar of their respective original principal amount shall be deemed to have Current Principal Amounts equal to their respective Current Principal Amounts on the day immediately preceding such Distribution Date.

         CUT-OFF DATE: November 1, 2001.

         CUT-OFF DATE BALANCE: $336,686,830.44.

         DEBT SERVICE REDUCTION: Any reduction of the Scheduled Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

         DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

         DEPOSITORY: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         DEPOSITORY AGREEMENT: The meaning specified in Subsection 5.01(a) hereof.

         DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         DETERMINATION DATE: As to any Distribution Date, the 15th day of each month or if that day is not a Business Day, the preceding Business Day.

         DISQUALIFIED ORGANIZATION: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac or any successor thereto, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any REMIC contained in the Trust or any Person having an ownership interest in the Residual Certificate (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         DISTRIBUTION ACCOUNT: The trust account or accounts created and maintained pursuant to Section 3.06(e), which shall be denominated "Bank One, National Association, as Trustee f/b/o holders of Structured Asset Mortgage Investments Inc., IndyMac ARM Trust, Mortgage Pass- Through Certificates, Series 2001-H2 - Distribution Account."

         DISTRIBUTION ACCOUNT DEPOSIT DATE: As to any Distribution Date, the 18th day of the month of such Distribution Date, or if that day is not a Business Day, the Business Day immediately following.

         DISTRIBUTION DATE: The 25th day of any month, beginning in the month immediately following the month of the Closing Date, or, if such 25th day is not a Business Day, the Business Day immediately following.

         DTC CUSTODIAN: Bank One, National Association, or its successors in interest as custodian for the Depository.

         DUE DATE: With respect to each Mortgage Loan, the date in each month on which its Scheduled Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month.

         DUE PERIOD: With respect to any Distribution Date and each Mortgage Loan, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

         ELIGIBLE ACCOUNT:  Any of

         (i) an account maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or

         (ii) an account in a depository institution or trust company that is uninsured by the FDIC or the SAIF (to the limits established by the FDIC or the SAIF) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim on the funds in the account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing the funds in the account that is superior to claims of any other depositors or creditors of the depository institution or trust company in which the account is maintained, or

         (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity, or

         (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

         EMC: EMC Mortgage Corporation.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         EVENT OF DEFAULT: An event of default described in Section 8.01.

         EXCESS PROCEEDS:  For any Liquidated Mortgage Loan, the excess of

         (a) all Liquidation Proceeds from the Mortgage Loan received in the calendar month in which the Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Master Servicer as Nonrecoverable Advances with respect to the Mortgage Loan pursuant to Section 3.09(a)(ii), over

         (b) the sum of (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the Due Date in the month in which the Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date for which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date applicable to the Distribution Date following the calendar month during which the liquidation occurred.

         FANNIE MAE: Federal National Mortgage Association or any successor thereto.

         FDIC: Federal Deposit Insurance Corporation or any successor thereto.

         FRACTIONAL UNDIVIDED INTEREST: With respect to any Class of Certificates, the fractional undivided interest evidenced by any Certificate of such Class the numerator of which is the Current

Principal Amount, or Notional Amount in the case of the Interest Only Certificates, of such Certificate and the denominator of which is the Current Principal Amount, or Notional Amount in the case of the Interest Only Certificates, of such Class. With respect to the Certificates in the aggregate, the fractional undivided interest evidenced by (i) a Residual Certificate will be deemed to equal 0.25% multiplied by the percentage interest of such Residual Certificate, (ii) an Interest Only Certificate will be deemed to equal 1.0% multiplied by a fraction, the numerator of which is the Notional Amount of such Certificate and the denominator of which is the aggregate Notional Amount of such respective Class and (iii) a Certificate of any other Class will be deemed to equal 98.50% multiplied by a fraction, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the aggregate Current Principal Amount of all the Certificates.

         FREDDIE MAC: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, or any successor thereto.

         GLOBAL CERTIFICATE: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

         GROSS MARGIN: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule which percentage is added to the related Index on each Interest Rate Adjustment Date to determine (subject to rounding, the minimum and maximum Mortgage Interest Rate and the Periodic Rate Cap) the Mortgage Interest Rate until the next Interest Rate Adjustment Date.

         GROUP 1 AVAILABLE FUNDS OR GROUP 2 AVAILABLE FUNDS: With respect to any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the Mortgage Loans in the related Loan Group:

         (i) all Scheduled Payments due on each Mortgage Loan on the related Due Date to the extent received or advanced;

         (ii) the purchase price of each Mortgage Loan that was repurchased by IndyMac or EMC pursuant to the Underlying Purchase Agreement, the Mortgage Loan Purchase Agreement or this Agreement on or prior to such Distribution Date;

         (iii) all amounts required to be deposited in connection with a Substitute Mortgage Loan received on or prior to such Distribution Date;

         (iv) any Principal Prepayments and Net Liquidation Proceeds received during the applicable Prepayment Period;

         (v) any Monthly Advances and the amount of any Compensating Interest Payments; and

         (vi) any reimbursed amount in connection with losses on investments of deposits in an Account;

provided, however, that the Group 1 Available Funds and Group 2 Available Funds shall not include the following:

                    (i) all payments that were due on or before the Cut-off
                    Date;

                    (ii) all Principal Prepayments and Net Liquidation Proceeds received after the applicable Prepayment Period;

                    (iii) all payments, other than Principal Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

                    (iv) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

                    (v) amounts representing Monthly Advances determined to be Nonrecoverable Advances;

                    (vi) any investment earnings on amounts on deposit in the Collection Account and the Distribution Account and amounts permitted to be withdrawn from the Collection Account and the Distribution Account pursuant to this Agreement;

                    (vii)  amounts representing insurance premiums;

                    (viii) to pay the Master Servicing Fees or to reimburse the Master Servicer for such amounts as are due under this Agreement and have not been retained by or paid to the Master Servicer; and

                    (ix) any expenses of the Trustee reimbursable to the Trustee pursuant to Section 9.05.

         GROUP 1 MORTGAGE LOANS: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         GROUP 2 MORTGAGE LOANS: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         GROUP 1 SENIOR CERTIFICATES: The Class A-1 Certificates and Component X-I of the Class X Certificates.

         GROUP 2 SENIOR CERTIFICATES: The Class A-2, Class R-I and Class R-II Certificates and Component X-II of the Class X Certificates.

         GROUP 1 SENIOR OPTIMAL PRINCIPAL AMOUNT OR GROUP 2 SENIOR OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, without duplication, of:

                    (i) the applicable Senior Percentage of all scheduled payments of principal allocated to the Scheduled Principal Balance due on each Outstanding Mortgage Loan in the related Loan Group on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                    (ii) the applicable Senior Prepayment Percentage of all Principal Prepayments in part received during the related Prepayment Period with respect to each Mortgage Loan in the related Loan Group, together with the applicable Senior Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group which was the subject of a Principal Prepayment in full during the related Prepayment Period;

                    (iii) the lesser of (a) the applicable Senior Prepayment Percentage of all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period; and (b) the applicable Senior Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period; and

                    (iv) the applicable Senior Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group or related REO Property in the related Loan Group which was purchased by IndyMac or the Mortgage Loan Seller on or prior to such Distribution Date and (b) the excess, if any, of the Scheduled Principal Balance of a Mortgage Loan in the related Loan Group that has been replaced by IndyMac or the Mortgage Loan Seller with a Substitute Mortgage Loan pursuant to the Underlying Purchase Agreement or this Agreement on such Distribution Date over the Scheduled Principal Balance of such Substitute Mortgage Loan.

         GROUP 1 SENIOR PERCENTAGE: Initially, 93.50%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of the Group 1 Senior Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans as of the beginning of the related Due Period.

         GROUP 2 SENIOR PERCENTAGE: Initially, 93.50%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of the Group 2 Senior Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans as of the beginning of the related Due Period.

         GROUP 1 SENIOR PREPAYMENT PERCENTAGE: On any Distribution Date occurring during the periods set forth below, as follows:


Period (dates inclusive)                            Group 1 Senior Prepayment Percentage
--------------------------------------------------- ----------------------------------------------------------------
December 25, 2001 - November 25,                    100%
2008

December 25, 2008 - November 25,                    Group 1 Senior Percentage plus 70% of the Group
2009                                                1 Senior Mezzanine and Subordinate Percentage

December 25, 2009 - November 25,                    Group 1 Senior Percentage plus 60% of the Group
2010                                                1 Senior Mezzanine and Subordinate Percentage

December 25, 2010 - November 25,                    Group 1 Senior Percentage plus 40% of the Group
2011                                                1 Senior Mezzanine and Subordinate Percentage

December 25, 2011 - November 25,                    Group 1 Senior Percentage plus 20% of the Group
2012                                                1 Senior Mezzanine and Subordinate Percentage

December 25, 2012 and thereafter                    Group 1 Senior Percentage

         In addition, no reduction of the Group 1 Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, either (A) (i) (x) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates does not exceed 100%, or (y) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Scheduled Principal Balance of the Mortgage Loans averaged over the last six months, does not exceed 2.0%; and (ii) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including December 2008 and November 2009, (b) 35% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including December 2009 and November 2010,
(c) 40% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including December 2010 and November 2011, (d) 45% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including December 2011 and November 2012, and (e) 50% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs during or after December 2012; or (B) (i) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, does not exceed 4.0% of the then-current aggregate Scheduled Principal Balance of the Mortgage Loans; and (ii) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 10% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including December 2008 and November 2009, (b) 15% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including December 2009 and November 2010, (c) 20% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including December 2010 and November 2011, (d) 25% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including December 2011 and November 2012, and (e) 30% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs during or after December 2012.

         In addition, if the current weighted average Senior Mezzanine and Subordinate Percentage is equal to or greater than two times the initial weighted average Senior Mezzanine and Subordinate Percentage for the Certificates, and (a) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates does not exceed 100% and (b)(i) prior to the Distribution Date in December 2004 cumulative Realized Losses on the Mortgage Loans do not exceed 10% of the Original Senior Mezzanine and Subordinate Principal Balance and (ii) on or after the Distribution Date in December 2004 cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the Original Senior Mezzanine and Subordinate Principal Balance, then, in each case, the Group 1 Senior Prepayment Percentage for such Distribution Date will equal the Group 1 Senior Percentage; provided, however, if the current weighted average Senior Mezzanine and Subordinate Percentage for the Certificates is equal to or greater than two times the initial weighted average Senior Mezzanine and Subordinate Percentage for the Certificates prior to December 25, 2004 and the above delinquency and loss tests are met, then the Group 1 Senior Prepayment Percentage for such Distribution Date will equal the Group 1 Senior Percentage plus 50% of the Senior Mezzanine and Subordinate Percentage.

         Notwithstanding the foregoing, if on any Distribution Date the Group 1 Senior Percentage exceeds the Group 1 Senior Percentage as of the Cut-Off Date, the Group 1 Senior Prepayment Percentage for such Distribution Date will equal 100%. On the Distribution Date on which the Current Principal Amounts of the Group 1 Senior Certificates are reduced to zero, the Group 1 Senior Prepayment Percentage shall be the minimum percentage sufficient to effect such reduction and thereafter shall be zero.

         GROUP 2 SENIOR PREPAYMENT PERCENTAGE: On any Distribution Date occurring during the periods set forth below, as follows:

Period (dates inclusive)                            Group 2 Senior Prepayment Percentage
--------------------------------------------------- ----------------------------------------------------------------
December 25, 2001 - November 25,                    100%
2008

December 25, 2008 - November 25,                    Group 2 Senior Percentage plus 70% of the Group
2009                                                2 Senior Mezzanine and Subordinate Percentage

December 25, 2009 - November 25,                    Group 2 Senior Percentage plus 60% of the Group
2010                                                2 Senior Mezzanine and Subordinate Percentage

December 25, 2010 - November 25,                    Group 2 Senior Percentage plus 40% of the Group
2011                                                2 Senior Mezzanine and Subordinate Percentage

December 25, 2011 - November 25,                    Group 2 Senior Percentage plus 20% of the Group
2012                                                2 Senior Mezzanine and Subordinate Percentage

December 25, 2012 and thereafter                    Group 2 Senior Percentage

         In addition, no reduction of the Group 2 Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, either (A) (i) (x) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates does not exceed 100%, or (y) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Scheduled Principal Balance of the Mortgage Loans averaged over the last six months, does not exceed 2.0%; and (ii) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including December 2008 and November 2009, (b) 35% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including December 2009 and November 2010,
(c) 40% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including December 2010 and November 2011, (d) 45% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including December 2011 and November 2012, and (e) 50% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs during or after December 2012; or (B) (i) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, does not exceed 4.0% of the then-current aggregate Scheduled Principal Balance of the Mortgage Loans; and (ii) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 10% of the Original Senior

Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including December 2008 and November 2009, (b) 15% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including December 2009 and November 2010, (c) 20% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including December 2010 and November 2011, (d) 25% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including December 2011 and November 2012, and (e) 30% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs during or after December 2012.

         In addition, if the current weighted average Senior Mezzanine and Subordinate Percentage is equal to or greater than two times the initial weighted average Senior Mezzanine and Subordinate Percentage for the Certificates, and (a) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates does not exceed 100% and (b)(i) prior to the Distribution Date in December 2004 cumulative Realized Losses on the Mortgage Loans do not exceed 10% of the Original Senior Mezzanine and Subordinate Principal Balance and (ii) on or after the Distribution Date in December 2004 cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the Original Senior Mezzanine and Subordinate Principal Balance, then, in each case, the Group 2 Senior Prepayment Percentage for such Distribution Date will equal the Group 2 Senior Percentage; provided, however, if the current weighted average Senior Mezzanine and Subordinate Percentage for the Certificates is equal to or greater than two times the initial weighted average Senior Mezzanine and Subordinate Percentage for the Certificates prior to December 25, 2004 and the above delinquency and loss tests are met, then the Group 2 Senior Prepayment Percentage for such Distribution Date will equal the Group 2 Senior Percentage plus 50% of the Senior Mezzanine and Subordinate Percentage.

         Notwithstanding the foregoing, if on any Distribution Date the Group 2 Senior Percentage exceeds the Group 2 Senior Percentage as of the Cut-Off Date, the Group 2 Senior Prepayment Percentage for such Distribution Date will equal 100%. On the Distribution Date on which the Current Principal Amounts of the Group 2 Senior Certificates are reduced to zero, the Group 2 Senior Prepayment Percentage shall be the minimum percentage sufficient to effect such reduction and thereafter shall be zero.

         GROUP 1 SENIOR MEZZANINE AND SUBORDINATE PERCENTAGE: On any Distribution Date, 100% minus the Group 1 Senior Percentage.

         GROUP 2 SENIOR MEZZANINE AND SUBORDINATE PERCENTAGE: On any Distribution Date, 100% minus the Group 2 Senior Percentage.

         GROUP 1 SENIOR MEZZANINE AND SUBORDINATE PREPAYMENT PERCENTAGE: With respect to the Group 1 Mortgage Loans, on any Distribution Date, 100% minus the Group 1 Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the Group

1 Senior Certificates have each been reduced to zero, the Group 1 Senior Mezzanine and Subordinate Prepayment Percentage will equal 100%.

         GROUP 2 SENIOR MEZZANINE AND SUBORDINATE PREPAYMENT PERCENTAGE: With respect to the Group 2 Mortgage Loans, on any Distribution Date, 100% minus the Group 2 Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the Group 2 Senior Certificates have each been reduced to zero, the Group 2 Senior Mezzanine and Subordinate Prepayment Percentage will equal 100%.

         HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, subject to Subsections 12.02(b) and 12.05(e), solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Seller, the Master Servicer or the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained.

         INDEMNIFIED PERSONS: The Trustee and its officers, directors, agents and employees and any separate co-trustee and its officers, directors, agents and employees.

         INDEPENDENT: When used with respect to any specified Person, this term means that such Person (a) is in fact independent of Mortgage Loan Seller, the Seller or the Master Servicer and of any Affiliate of the Mortgage Loan Seller, the Seller or the Master Servicer, (b) does not have any direct financial interest or any material indirect financial interest in the Mortgage Loan Seller, the Seller or the Master Servicer or any Affiliate of the Mortgage Loan Seller, the Seller or the Master Servicer and (c) is not connected with the Mortgage Loan Seller, the Seller or the Master Servicer or any Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         INDEX: The index, if any, specified in a Mortgage Note by reference to which the related Mortgage Interest Rate will be adjusted from time to time.

         INDIVIDUAL CERTIFICATE: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

         INDYMAC: IndyMac Bank, F.S.B., a federal savings bank, and its successors and assigns.

         INSTITUTIONAL ACCREDITED INVESTOR: Any Person meeting the requirements of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act or any entity all of the equity holders in which come within such paragraphs.

         INSURANCE POLICY: For any Mortgage Loan included in the Trust Fund, any insurance policy (including without limitation the Supplemental PMI Policy, any Primary Insurance Policy and hazard insurance policy), including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

         INSURANCE PROCEEDS: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy covering a Mortgage Loan, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

         INTEREST ACCRUAL PERIOD: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

         INTEREST ONLY CERTIFICATES: The Class X Certificates.

         INTEREST RATE ADJUSTMENT DATE: With respect to a Mortgage Loan, the date, if any, specified in the related Mortgage Note on which the Mortgage Interest Rate is subject to adjustment.

         INTEREST SHORTFALL: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

                    (a) Partial principal prepayments: The difference between
         (i) one month's interest at the applicable Net Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment;

                    (b) Principal prepayments in full received during the relevant Prepayment Period: The difference between (i) one month's interest at the applicable Net Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment; and

                    (c) Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Net Rate over (ii) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

         INVESTMENT LETTER: The letter to be furnished by each Institutional Accredited Investor which purchases any of the Private Certificates in connection with such purchase, substantially in the form set forth as Exhibit F-1 hereto.

         LENDER-PAID PMI RATE: With respect to each Mortgage Loan covered by a lender-paid primary mortgage insurance policy, the amount payable to the related insurer, as stated in the Mortgage Loan Schedule.

         LIQUIDATED MORTGAGE LOAN: For any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of the Distribution Date and as to which the Master Servicer has certified (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of the Mortgage Loan, including the final disposition of an REO Property.

         LIQUIDATION EXPENSES: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys' fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

         LIQUIDATION PROCEEDS: Amounts, including Insurance Proceeds regardless of when received, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale, or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property, and any other proceeds received in connection with an REO Property.

         LOAN GROUP: Loan Group 1 or Loan Group 2, as applicable.

         LOAN GROUP 1: The group of Mortgage Loans designated as belonging to Loan Group 1 on the Mortgage Loan Schedule.

         LOAN GROUP 2: The group of Mortgage Loans designated as belonging to Loan Group 2 on the Mortgage Loan Schedule.

         LOAN-TO-VALUE RATIO: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

         LOSS ALLOCATION LIMITATION: The meaning specified in Section 6.02 hereof.

         LOSS MITIGATION ADVISOR: The Murrayhill Company, or its successors or assigns.

         LOSS MITIGATION ADVISORY AGREEMENT: The Loss Mitigation Advisory Agreement, among the Master Servicer and the Loss Mitigation Advisor, substantially in the form attached hereto as Exhibit L.

         LOST NOTES: The original Mortgage Notes that have been lost, as indicated on Exhibit K hereto.

         MASTER SERVICER: As of the Closing Date, IndyMac and, thereafter, its respective successors in interest who meet the qualifications of this Agreement.

         MASTER SERVICING FEE: As to each Mortgage Loan and any Distribution Date, one month's interest at the related Master Servicing Fee Rate on the Stated Principal Balance (as of the beginning of the related Due Period) of the Mortgage Loan or, in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Master Servicing Fee Rate on the Stated Principal Balance of the Mortgage Loan for the period covered by the payment of interest. The Master Servicing Fee shall be reduced by the amount of any Compensating Interest Payments.

         MASTER SERVICING FEE RATE: As to any Mortgage Loan, a per annum rate equal to 0.375%.

         MAXIMUM LIFETIME MORTGAGE RATE: The maximum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

         MINIMUM LIFETIME MORTGAGE RATE: The minimum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

         MONTHLY ADVANCE: An advance of principal or interest required to be made by the Master Servicer or the Trustee pursuant to Section 4.01.

         MOODY'S: Moody's Investors Service, Inc. or its successor in interest.

         MORTGAGE: The mortgage, deed of trust, or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

         MORTGAGE FILE: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         MORTGAGE INTEREST RATE: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is equal to the "Mortgage Interest Rate" set forth with respect thereto on the Mortgage Loan Schedule.

         MORTGAGE LOAN: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund (including any Substitute Mortgage Loan), as identified in the Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.

         MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement dated as of November 30, 2001, between EMC, as seller, and Structured Asset Mortgage Investments Inc., as purchaser, and all amendments thereof and supplements thereto.

         MORTGAGE LOAN SCHEDULE: The schedule, attached hereto as Exhibit B with respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement.

         MORTGAGE LOAN SELLER: EMC Mortgage Corporation, as seller of the Mortgage Loans under the Mortgage Loan Purchase Agreement.

         MORTGAGE NOTE: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

         MORTGAGED PROPERTY: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of an REO Property, such REO Property.

         MORTGAGOR: The obligor or obligors on a Mortgage Note.

         NET INTEREST SHORTFALL: With respect to any Distribution Date, the Interest Shortfall, if any, for such Distribution Date net of Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date.

         NET LIQUIDATION PROCEEDS: As to any Liquidated Mortgage Loan, the Liquidation Proceeds, net of amounts reimbursable to the Master Servicer for related Monthly Advances, Servicing Advances and Master Servicing Fees in respect of such Mortgage Loan.

         NET RATE: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the Aggregate Expense Rate.

         NONRECOVERABLE ADVANCE: Any portion of an Monthly Advance previously made or proposed to be made by the Master Servicer, that, in the good faith judgment of the Master Servicer, will not be ultimately recoverable by the Master Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

         NOTIONAL AMOUNT: The Notional Amount of the Class X Certificates shall consist of the sum of two components: (i) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans, which is equal to the Uncertificated Notional Amount of REMIC I Regular Interest X1 and (ii) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans, which is equal to the Uncertificated Notional Amount of REMIC I Regular Interest X2. The Class X Certificates will bear interest (A) at a pass-through rate on the Notional Amount in clause (i) above equal to 0.4635% per annum; and (B) at a pass-through rate on the Notional Amount in clause (ii) above equal to 0.5269% per annum.

         OFFERED CERTIFICATE: Any Senior Certificate, Senior Mezzanine Certificate or Offered Subordinate Certificate.

         OFFERED SUBORDINATE CERTIFICATES: The Class B-l, Class B-2 and Class B-3 Certificates.

         OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer or the Seller, as applicable, and delivered to the Trustee, as required by this Agreement.

         OPINION OF COUNSEL: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for the Mortgage Loan Seller, the Master Servicer or the Seller.

         ORIGINAL SENIOR MEZZANINE AND SUBORDINATE PRINCIPAL BALANCE: The aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates as of the Closing Date.

         ORIGINAL VALUE: The lesser of (i) the Appraised Value or (ii) the sales price of a Mortgaged Property at the time of origination of a Mortgage Loan, except in instances where either clauses (i) or (ii) is unavailable, the other may be used to determine the Original Value, or if both clauses (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Seller.

         OUTSTANDING MORTGAGE LOAN: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

         OUTSTANDING PRINCIPAL BALANCE: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

         PASS-THROUGH RATE: As to each Class of Certificates, the rate of interest determined as provided with respect thereto, in Section 5.01(d). Any monthly calculation of interest at a stated rate shall be based upon annual interest at such rate divided by twelve.

         PERIODIC RATE CAP: With respect to each Mortgage Loan, the maximum adjustment that can be made to the Mortgage Interest Rate on each Interest Rate Adjustment Date in accordance with its terms, regardless of changes in the applicable Index.

         PERMITTED INVESTMENTS: At any time, any of the following:

                    (i) obligations of the United States or any agency thereof backed by the full faith and credit of the United States;

                    (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or any lower rating that will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

                    (iii) commercial or finance company paper that is then receiving the highest commercial or finance company paper rating of each Rating Agency, or any lower rating that will not result in the downgrading or withdrawal of the ratings then assigned to the

         Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

                    (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal or state banking authorities, provided that the commercial paper or long-term unsecured debt obligations of the depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or any lower rating that will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

                    (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

                    (vi) guaranteed reinvestment agreements issued by any bank, insurance company, or other corporation acceptable to the Rating Agencies at the time of the issuance of the agreements, as evidenced by a signed writing delivered by each Rating Agency;

                    (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

                    (viii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof that, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's the rating shall be the highest commercial paper rating of Moody's for the securities), or any lower rating that will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

                    (ix) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency; and

                    (x) any other investments bearing interest or sold at a discount acceptable to each Rating Agency that will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency.

PROVIDED, HOWEVER, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

         PERMITTED TRANSFEREE: Any Person other than a Disqualified Organization or an "electing large partnership" (as defined by Section 775 of the Code).

         PERSON: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         PHYSICAL CERTIFICATES: The Residual Certificates and the Private Certificates.

         PREPAYMENT CHARGE: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof.

         PREPAYMENT INTEREST SHORTFALLS: As to any Distribution Date, the aggregate amount of Interest Shortfalls determined in accordance with clauses
(a) and (b) of the definition thereof.

         PREPAYMENT PERIOD: With respect to any Mortgage Loan and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

         PRIMARY INSURANCE POLICY: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, including any lender-paid policy.

         PRINCIPAL PREPAYMENT: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and the purchase price in connection with any purchase of a Mortgage Loan, any cash deposit in connection with the substitution of a Mortgage Loan, and the principal portion of Net Liquidation Proceeds.

         PRIVATE CERTIFICATES: Any Class B-4, Class B-5 and Class B-6
Certificate.

         QIB: A Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

         QUALIFIED INSURER: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over the insurer in connection with the insurance policy issued by the insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a Fannie Mae- or Freddie Mac-approved mortgage insurer or having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization.

         RATING AGENCIES: S&P and Moody's.

         REALIZED LOSS: Any (i) Deficient Valuation or (ii) as to any Liquidated Mortgage Loan, (x) the Outstanding Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of such liquidation, LESS (y) the related Net Liquidation Proceeds with respect to such Mortgage Loan.

         RECORD DATE: With respect to any Distribution Date, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date.

         RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         RELIEF ACT INTEREST SHORTFALL: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

         RELIEF ACT MORTGAGE LOAN: Any Mortgage Loan as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act.

         REMIC: A real estate mortgage investment conduit, as defined in the Code.

         REMIC I: That group of assets contained in the Trust Fund designated as a REMIC consisting of (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Distribution Account, (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Master Servicer in Protected Accounts, including the Collection Account and the Certificate Account, for the benefit of the holder of the Mortgage Loans, (iv) any REO Property, (v) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vi) the Mortgage Loan Purchase Agreement to the extent provided in Subsection 2.03(a),
(vii) the Underlying Purchase Agreement, (viii) the Assignment, Assumption and Recognition Agreement, (ix) the Supplemental PMI Policy and (x) any proceeds of the foregoing.

         REMIC I INTERESTS: The REMIC I Regular Interests and the Class R-I Certificates.

         REMIC I REGULAR INTERESTS: REMIC I Regular Interest 1A, REMIC I Regular Interest 1B, REMIC I Regular Interest 2A, REMIC I Regular Interest 2B, REMIC I Regular Interest ZZZ, REMIC I Regular Interest X1 and REMIC I Regular Interest X2, each with such terms as described in Section 5.01(c).

         REMIC I SUBORDINATED BALANCE RATIO: The ratio among the Uncertificated Principal Balances of each of the REMIC I Regular Interests ending with the designation "A," equal to the ratio among:

(1) the excess of (x) the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans over (y) the Current Principal Amount of the Group 1 Senior Certificates; and

(2) the excess of (x) the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans over (y) the Current Principal Amount of the Group 2 Senior Certificates.

         REMIC II: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC I Regular Interests.

         REMIC II CERTIFICATES: The REMIC II Regular Certificates and the Class R-II Certificates.

         REMIC II REGULAR CERTIFICATES: As defined in Section 5.01(c).

         REMIC OPINION: An Opinion of Independent Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause REMIC I or REMIC II to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to any REMIC or (iii) constitute a taxable contribution to any REMIC after the Startup Day.

         REMIC PROVISIONS: The provisions of the federal income tax law relating to the REMIC, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

         REMITTANCE REPORT: As defined in Section 4.01.

         REO PROPERTY: A Mortgaged Property acquired in the name of the Trustee, for the benefit of Certificateholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         REPURCHASE PRICE: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased by the Mortgage Loan Seller or IndyMac pursuant to the Underlying Purchase Agreement, the Mortgage Loan Purchase Agreement or this Agreement, Agreement, an amount equal to the sum of (i) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), plus (ii) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase, and reduced by (iii) any portion of the Master Servicing Fees, Monthly Advances and Servicing Advances payable to the purchaser of the Mortgage Loan. With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased by IndyMac pursuant to the Underlying Purchase Agreement, the "Repurchase Price" as defined therein plus any additional amounts payable pursuant to Section 3.03 of the Underlying Purchase Agreement.

         REQUEST FOR RELEASE: A request for release in the form attached hereto as Exhibit D.

         REQUIRED INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

         RESIDUAL CERTIFICATES: Any of the Class R Certificates.

         RESPONSIBLE OFFICER: Any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and any other officer of the Trustee to whom a matter arising hereunder may be referred.

         RULE 144A CERTIFICATE: The certificate to be furnished by each purchaser of a Private Certificate (which is also a Physical Certificate) which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-2 hereto.

         SAIF: The Savings Association Insurance Fund, or any successor thereto.

         S&P: Standard and Poor's, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

         SCHEDULED PAYMENT: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal or interest on the Mortgage Loan that, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on the Mortgage Loan.

         SCHEDULED PRINCIPAL: The principal portion of any Scheduled Payment.

         SCHEDULED PRINCIPAL BALANCE: With respect to any Mortgage Loan on any Distribution Date, (i) the unpaid principal balance of such Mortgage Loan as of the close of business on the related Due Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) and less (ii) any Principal Prepayments (including the principal portion of Net Liquidation Proceeds) received during or prior to the related Prepayment Period; provided that the Scheduled Principal Balance of a Liquidated Mortgage Loan is zero.

         SECURITIES ACT: The Securities Act of 1933, as amended.

         SECURITIES LEGEND: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY

PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED[.][in the case of the Private Certificates], UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE SELLER, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK- ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF AN INSTITUTIONAL ACCREDITED INVESTOR."

         SECURITY INSTRUMENT: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

         SELLER: Structured Asset Mortgage Investments Inc., a Delaware corporation, or its successors in interest.

         SENIOR CERTIFICATES: The Group 1 Senior Certificates or Group 2 Senior Certificates.

         SENIOR MEZZANINE AND SUBORDINATE PERCENTAGE: The Group 1 or Group 2 Senior Mezzanine and Subordinate Percentage, with respect to a Group 1 or Group 2 Mortgage Loan, respectively.

         SENIOR MEZZANINE AND SUBORDINATE PREPAYMENT PERCENTAGE: The Group 1 or Group 2 Senior Mezzanine and Subordinate Prepayment Percentage, with respect to a Group 1 or Group 2 Mortgage Loan, respectively.

         SENIOR MEZZANINE CERTIFICATES: The Class A-3 Certificates.

         SENIOR MEZZANINE CERTIFICATE WRITEDOWN AMOUNT: As to any Distribution Date on or after which the aggregate Current Principal Amount of the Subordinate Certificates has been reduced to zero, the amount by which (a) the sum of the Current Principal Amounts of all the Certificates (after giving effect to the distribution of principal and the allocation of applicable Realized Losses in reduction of the Current Principal Amounts of such Certificates on such Distribution Date) exceeds (b) the aggregate Scheduled Principal Balance of the Mortgage Loans on the Due Date related to such Distribution Date.

         SENIOR MEZZANINE LOSS AND DELINQUENCY TEST: On any Distribution Date, the Senior Mezzanine Loss and Delinquency Test is satisfied if, as of the last day of the month preceding such Distribution Date, either (A) (i) (x) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates does not exceed 100%, or (y) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Scheduled Principal Balance of the Mortgage Loans averaged over the last six months, does not exceed 2.0%; and (ii) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including December 2008 and November 2009, (b) 35% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including December 2009 and November 2010, (c) 40% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including December 2010 and November 2011, (d) 45% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including December 2011 and November 2012, and (e) 50% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs during or after December 2012; or (B) (i) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, does not exceed 4.0% of the then-current aggregate Scheduled Principal Balance of the Mortgage Loans; and
(ii) cumulative Realized Losses on the Mortgage Loans do not exceed (a)

10% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including December 2008 and November 2009,
(b) 15% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including December 2009 and November 2010, (c) 20% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including December 2010 and November 2011, (d) 25% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs between and including December 2011 and November 2012, and (e) 30% of the Original Senior Mezzanine and Subordinate Principal Balance if such Distribution Date occurs during or after December 2012.

         SENIOR PERCENTAGE: The Group 1 Senior Percentage or Group 2 Senior Percentage.

         SENIOR PREPAYMENT PERCENTAGE: The Group 1 Senior Prepayment Percentage or Group 2 Senior Prepayment Percentage.

         SERVICING ACCOUNT: An account established by the Master Servicer or a Subservicer which meets the requirements set forth in Section 3.06(b) and is otherwise acceptable to the Master Servicer.

         SERVICING ACCOUNT WITHDRAWAL DATE: As to any Distribution Date, the 18th of the same calendar month, or if such 18th day is not a Business Day, the immediately preceding Business Day.

         SERVICING ADVANCES: All customary, reasonable, and necessary "out of pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including the cost of

         (i) (a) the preservation, restoration, and protection of a Mortgaged Property,

                    (b) expenses reimbursable to the Master Servicer pursuant to
         Section 3.12 and any enforcement or judicial proceedings, including foreclosures,

                    (c) the management and liquidation of any REO Property, and

                    (d) compliance with the obligations under Section 3.10; and

         (ii) reasonable compensation to the Master Servicer or its affiliates for acting as broker in connection with the sale of foreclosed Mortgaged Properties and for performing certain default management and other similar services (including appraisal services) in connection with the servicing of defaulted Mortgage Loans. For purposes of clause (ii), only costs and expenses incurred in connection with the performance of activities generally considered to be outside the scope of customary servicing or master servicing duties shall be treated as Servicing Advances.

         SERVICING OFFICER: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list servicing officers furnished to the Trustee by the Master Servicer on the Closing Date pursuant to this Agreement, as the list may from time to time be amended.

         SERVICING STANDARD: That degree of skill and care exercised by the Master Servicer with respect to Mortgage Loans comparable to the Mortgage Loans serviced by the Master Servicer for itself or others. Such standard of care shall not be lower than that the Master Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account and shall be in full compliance with all federal, state and local laws, ordinances, rules and regulations.

         SPECIAL DEPOSIT: As defined in Section 2.01.

         STARTUP DAY: November 30, 2001.

         STOP-LOSS AMOUNT: As of the Cut-off Date, 4.25% of the aggregate Cut-off Date Balance of the Mortgage Loans initially covered by the Supplemental PMI Policy. With respect to any date of determination after the Cut-off Date, the initial Stop-Loss Amount, less the aggregate amount of claims paid by the Supplemental PMI Insurer in respect of the Supplemental PMI Policy on or before such date of determination.

         SUBORDINATE CERTIFICATES: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

         SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT: As to any Distribution Date, the amount by which (a) the sum of the Current Principal Amounts of all the Certificates (after giving effect to the distribution of principal and the allocation of applicable Realized Losses in reduction of the Current Principal Amounts of such Certificates on such Distribution Date) exceeds (b) the aggregate Scheduled Principal Balance of the Mortgage Loans on the Due Date related to such Distribution Date.

         SUBORDINATE OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates immediately prior to such Distribution Date):

                     (i) the applicable Senior Mezzanine and Subordinate Percentage of the principal portion of all Scheduled Payments due on each Outstanding Mortgage Loan on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                    (ii) the applicable Senior Mezzanine and Subordinate Prepayment Percentage of each Principal Payment in part during the related Prepayment Period with respect to each Mortgage Loan and the applicable Senior Mezzanine and Subordinate Prepayment


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         Percentage of the Scheduled Principal Balance of each Mortgage Loan that was the subject of a Principal Prepayment in full during the related Prepayment Period;

                    (iii) the excess, if any, of (A) all Net Liquidation Proceeds with respect to the Mortgage Loans allocable to principal received during the related Prepayment Period over (B) the sum of the amounts distributable pursuant to clause (iii) of the definitions of Group 1 Senior Optimal Principal Amount and Group 2 Senior Optimal Principal Amount on such Distribution Date;

                    (iv) the applicable Senior Mezzanine and Subordinate Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan or related REO Property which was purchased by IndyMac or the Mortgage Loan Seller on or prior to such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan that has been replaced with a Substitute Mortgage Loan on such Distribution Date over the Scheduled Principal Balance of such Substitute Mortgage Loan; and

                    (v) on the Distribution Date on which the Current Principal Amounts of the Group 1 Senior Certificates or Group 2 Senior Certificates have all been reduced to zero, 100% of any Group 1 Senior Optimal Principal Amount or Group 2 Senior Optimal Principal Amount, respectively.

After the aggregate Current Principal Amount of the Senior Mezzanine and Subordinate Certificates has been reduced to zero, the Subordinate Optimal Principal Amount shall be zero.

         SUBSTITUTE MORTGAGE LOAN: A mortgage loan tendered to the Trustee pursuant to the Underlying Purchase Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in each case, (i) which has an Outstanding Principal Balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted and (viii) which has a Gross Margin, Periodic Rate Cap and Maximum Lifetime Mortgage Rate no less than those of such Mortgage Loan, has the same Index and interval between Interest Rate Adjustment Dates as such Mortgage Loan, and a Minimum Lifetime Mortgage Rate no lower than that of such Mortgage Loan.

         SUPPLEMENTAL PMI INSURANCE PREMIUM: With respect to each Distribution Date, the premium for the Supplemental PMI Policy, equal to one month's interest at the Supplemental PMI Insurance Premium Rate on the Scheduled Principal Balance (as of the beginning of the related Due Period) of the Mortgage Loans which were covered by the Supplemental PMI Policy as of the Cut-off Date,


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



payable by the Trustee on each Distribution Date from amounts on deposit in the Distribution Account in accordance with Section 3.09(b)(ii) of this Agreement.

         SUPPLEMENTAL PMI INSURANCE PREMIUM RATE: With respect to any Mortgage Loan covered by the Supplemental PMI Policy, the rate at which the premium on the Supplemental PMI Policy accrues, which is 0.31% per annum.

         SUPPLEMENTAL PMI INSURER: Radian Guaranty, Inc., or a successor appointed in accordance with Section 9.13(b) of this Agreement.

         SUPPLEMENTAL PMI POLICY: The supplemental primary mortgage insurance policy of the Supplemental PMI Insurer attached hereto as Exhibit J, or any successor Supplemental PMI Policy.

         TAX ADMINISTRATION AND TAX MATTERS PERSON: The Trustee or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the Tax Matters Person. The Holder of each Class of Residual Certificates shall be the Tax Matters Person for the related REMIC, as more particularly set forth in Section 9.12 hereof.

         TRUST FUND or TRUST: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans and the other assets described in Section 2.01(a).

         TRUSTEE: Bank One, National Association, or its successor in interest, or any successor trustee appointed as herein provided.

         UNCERTIFICATED PRINCIPAL BALANCE OR NOTIONAL AMOUNT: With respect to any REMIC I Regular Interest, the balance or notional amount thereof as indicated in Section 5.01, as reduced by amounts allocated thereto in reduction thereof in accordance with Section 5.01.

         UNDERLYING PURCHASE AGREEMENT: The Purchase, Warranties and Servicing Agreement dated August 1, 2001, between IndyMac and the Mortgage Loan Seller, together with the related Confirmations and Bills of Sale, attached hereto as
Exhibit I.

         UNITED STATES PERSON: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that, for purposes solely of the Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust


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



treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.


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



                                   ARTICLE II

                          Conveyance of Mortgage Loans;
                        Original Issuance of Certificates

         Section 2.01. CONVEYANCE OF MORTGAGE LOANS TO TRUSTEE. (a) The Seller concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trust without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Distribution Account, (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Master Servicer in Protected Accounts, including the Collection Account and the Certificate Account, for the benefit of the holder of the Mortgage Loans, (iv) any REO Property, (v) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vi) the Mortgage Loan Purchase Agreement to the extent provided in Subsection 2.03(a), (vii) the Underlying Purchase Agreement, (viii) the Assignment, Assumption and Recognition Agreement, (ix) the Supplemental PMI Policy and (x) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Seller's right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Seller shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

         In addition to the foregoing, on the Closing Date the Seller will deposit an amount equal to $10,748.32 (the "Special Deposit") into the Distribution Account, representing one month's interest on the Mortgage Loans with initial Monthly Payments due on January 1, 2002. The Special Deposit will be included in the Available Funds on the Distribution Date occurring in December 2001.

         (b) In connection with the above transfer and assignment, the Seller hereby deposits with the Trustee, with respect to each Mortgage Loan, (i) the original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, (ii) the original Security Instrument, which shall have been recorded, with evidence of such recording indicated thereon, (iii) a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Security Instrument, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon (or if clause (x) in the proviso below applies, shall be in recordable form),
(iv) all intervening assignments of the Security Instrument, if applicable and only to the extent available to the Seller with evidence of recording thereon,
(v) the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any, (vi) the original policy of title


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



insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance and (vii) originals of all modification agreements, if applicable and available;

PROVIDED, HOWEVER, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery as specified above, the Seller may deliver a true copy thereof with a certification by the Seller or the Master Servicer, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; (y) in lieu of the Security Instrument, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Seller or the Master Servicer, to such effect) the Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) the Seller shall not be required to deliver intervening assignments or Mortgage Note endorsements between IndyMac and EMC Mortgage Corporation, between EMC Mortgage Corporation and the Seller, and between the Seller and the Trustee; and PROVIDED, FURTHER, HOWEVER, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Distribution Account on the Closing Date. The Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee promptly after they are received. The Seller shall cause, at its expense, the assignment of the Security Instrument to the Trustee to be recorded not later than 180 days after the Closing Date, unless such recordation is not required by the Rating Agencies or an Opinion of Counsel has been provided as set forth below in this Section 2.01(b). The Seller need not cause to be recorded any assignment in any jurisdiction under any state other than Maryland, Florida, Mississippi, South Carolina and Tennessee; provided, however, that each assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust or the Trustee, upon the earliest to occur of : (i) reasonable direction by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller,
(iv) the occurrence of a servicing transfer as described in Section 8.02 hereof and (v) if IndyMac is not the Master Servicer and with respect to any one assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage, unless, with respect to clauses
(ii) through (v) above, an Opinion of Counsel is provided stating that such assignment does not need to be recorded to protect the interest of the Trust in such Mortgage Loan. Notwithstanding the foregoing, if the Seller fails to pay the cost of recording the assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust in accordance with Section 9.05.

         Section 2.02. ACCEPTANCE OF MORTGAGE LOANS BY TRUSTEE. (a) The Trustee acknowledges the sale, transfer and assignment of the Trust to it by the Seller and receipt of, subject to further review and the exceptions which may be noted pursuant to the procedures described below, and declares that it holds, the documents (or certified copies thereof) delivered to it pursuant to Section 2.01, and declares that it will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. No later than 45 days after the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee thereof), the Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Seller an Initial Certification substantially in the form annexed hereto as Exhibit G. In conducting such review, the Trustee will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in Exhibit B to this Agreement, as supplemented (provided, however, that with respect to those documents described in subclauses (b)(iv), (b)(v) and (b)(vi) of Section 2.01, the Trustee's obligations shall extend only to documents actually delivered pursuant to such subsections). In performing any such review, the Trustee may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee shall promptly notify IndyMac, the Seller and the Mortgage Loans Seller. The Trustee shall cause IndyMac to correct or cure any such defect within sixty (60) days from the date of notice from the Trustee of the defect and if IndyMac fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce IndyMac's obligation pursuant to the Underlying Purchase Agreement, with which the Seller and the Mortgage Loans Seller shall cooperate as requested by the Trustee, within 60 days from the Trustee's notification, to purchase such Mortgage Loan at the Repurchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of IndyMac to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, IndyMac shall not be required to purchase such Mortgage Loan if IndyMac delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that IndyMac cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that IndyMac shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee shall be effected by IndyMac within thirty days of its receipt of the original recorded document.

         (b) No later than 180 days after the Closing Date, the Trustee will review, for the benefit of the Certificateholders, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Seller a Final Certification substantially in the form annexed hereto as Exhibit
H. In conducting such review, the Trustee will ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Trustee finds any document constituting part of the Mortgage File has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Trustee shall promptly notify IndyMac, the Seller and the Mortgage Loan Seller (PROVIDED, HOWEVER, that with respect to those documents described in subsection (b)(iv), (b)(v) and (b)(vi) of Section 2.01, the Trustee's obligations shall extend only to the documents actually delivered pursuant to such subsections). In accordance with the Underlying Purchase Agreement, IndyMac shall correct or cure any such defect or EMC shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 90 days from the date of notice from the Trustee of the defect and if IndyMac is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce IndyMac's obligation under the Underlying Purchase Agreement to purchase such Mortgage Loan at the Repurchase Price, with which the Seller and the Mortgage Loan Seller shall cooperate, as requested by the Trustee; PROVIDED, HOWEVER, that if such defect relates solely to the inability of IndyMac to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents. or a certified copy, have not been returned by the applicable jurisdiction, IndyMac shall not be required to purchase such Mortgage Loan, if IndyMac delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.

         (c) In the event that a Mortgage Loan is purchased by IndyMac in accordance with Subsections 2.02(a) or (b) above, IndyMac shall transfer the Repurchase Price to the Trustee, and the Trustee shall deposit the Repurchase Price in the Distribution Account and IndyMac shall provide to the Trustee written notification detailing the components of the Repurchase Price. Upon deposit of the Repurchase Price in the Distribution Account, the Trustee shall release to IndyMac the related Mortgage File and shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by IndyMac as are necessary to vest in IndyMac title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule, which was previously delivered to it by Seller in a form agreed to between the Seller and the Trustee, to reflect such repurchase and shall promptly notify the Rating Agencies of such amendment. The obligation of IndyMac to repurchase any Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

         Section 2.03. ASSIGNMENT OF INTEREST IN THE MORTGAGE LOAN PURCHASE AGREEMENT. (a) The Seller hereby assigns to the Trustee, on behalf of the Certificateholders, all of its right, title and interest in the Mortgage Loan Purchase Agreement, including but not limited to Seller's rights and obligations pursuant to the Underlying Purchase Agreement, provided that the Seller retains a joint and several right in the event of breach of the representations, warranties and covenants of IndyMac under the Underlying Purchase Agreement to enforce the provisions thereof and to seek all or any available remedies; and provided further that this shall not be deemed an agreement or requirement on the part of the Seller to pursue any such remedies; provided, further, that the obligations of IndyMac or the Mortgage Loan Seller, as applicable, to substitute or repurchase, as applicable, a Mortgage Loan shall be the Trustee's and the Certificateholders' sole remedy for any breach thereof. At the request of the Trustee, the Seller shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

         (b) If the Seller or the Trustee discovers (i) a breach of any of the representations and warranties set forth in Section 3.02 of the Underlying Purchase Agreement and such breach existed on the date the representation and warranty was made or (ii) in accordance with Section 7 of the Mortgage Loan Purchase Agreement, that an event has occurred which rendered the representation and warranty untrue in any material respect between the date of the Underlying Purchase Agreement and the Closing Date, which breach materially and adversely affects the value of the interests of Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. IndyMac or the Mortgage Loan Seller, as applicable, within 60 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to the Underlying Purchase Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee; PROVIDED, HOWEVER, that if there is a breach of any representation set forth in the Underlying Purchase Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and the Mortgage Loan or the related property acquired with respect thereto has been sold, then IndyMac or the Mortgage Loan Seller, as applicable, shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. (If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to IndyMac or the Mortgage Loan Seller, as applicable, to the extent not required by law to be paid to the borrower.) Any such purchase by IndyMac or the Mortgage Loan Seller shall be made by providing an amount equal to the Repurchase Price to the Trustee for deposit in the Distribution Account and the Trustee, upon deposit of the Repurchase Price in the Distribution Account and of written notification detailing the components of such Repurchase Price, shall release to IndyMac or the Mortgage Loan Seller, as applicable, the related Mortgage File and shall execute and deliver all instruments of transfer or assignment furnished to it by IndyMac or the Mortgage Loan Seller, as applicable, without recourse, as are necessary to vest in IndyMac or the Mortgage Loan Seller, as applicable, title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. Enforcement of the obligation of IndyMac or the Mortgage Loan Seller to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.



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



         Section 2.04. SUBSTITUTION OF MORTGAGE LOANS. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to the Underlying Purchase Agreement, the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 of this Agreement, IndyMac or the Mortgage Loan Seller, as applicable, may, no later than the date by which such purchase by IndyMac or the Mortgage Loan Seller, as applicable, would otherwise be required, tender to the Trustee a Substitute Mortgage Loan accompanied by a certificate of an authorized officer of IndyMac or the Mortgage Loan Seller, as applicable, that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of "Substitute Mortgage Loan" in the Underlying Purchase Agreement or this Agreement, as applicable; PROVIDED, HOWEVER, that substitution pursuant to the Underlying Purchase Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day; provided, further, that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. The Trustee shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and shall notify IndyMac or the Mortgage Loan Seller, as applicable, in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the third sentence of Subsection 2.02(a). Within two Business Days after such notification, IndyMac or the Mortgage Loan Seller, as applicable, shall provide to the Trustee for deposit in the Distribution Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by IndyMac or the Mortgage Loan Seller, as applicable, of the Repurchase Price for the purchase of a Mortgage Loan by IndyMac or the Mortgage Loan Seller, as applicable. After such notification to IndyMac or the Mortgage Loan Seller and, if any such excess exists, upon receipt of such deposit, the Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of IndyMac or the Mortgage Loan Seller, as applicable, or the Master Servicer. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of IndyMac or the Mortgage Loan Seller, as applicable, and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan, the Trustee shall release to IndyMac or the Mortgage Loan Seller, as applicable, the related Mortgage File related to any Mortgage Loan released pursuant to the Underlying Purchase Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in IndyMac or the Mortgage Loan Seller, as applicable, title to and rights under any Mortgage Loan released pursuant to the Underlying Purchase Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable. IndyMac or the

Mortgage Loan Seller shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of the Underlying Purchase Agreement or Subsections 2.01(b) and 2.02(b) of this Agreement, as applicable, with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in the Underlying Purchase Agreement and the Mortgage Loan Purchase Agreement shall be deemed to have been made by IndyMac or the Mortgage Loan Seller with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Master Servicer and the Rating Agencies.

         Section 2.05. ISSUANCE OF CERTIFICATES. The Trustee acknowledges the assignment to it of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, has signed, and countersigned and delivered to the Seller, in exchange therefor, Certificates in such authorized denominations representing such Fractional Undivided Interests as the Seller has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

         The Seller, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Seller in and to the REMIC I Regular Interests for the benefit of the holders of the REMIC II Certificates. The Trustee acknowledges receipt of the REMIC I Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC II Certificates.

         Section 2.06. REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLER. The Seller hereby represents and warrants to the Trustee as follows:

                    (i) the Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller's business as presently conducted or on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                    (ii) the Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                    (iii) the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule,


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



         regulation, judgment, decree or order binding on the Seller or its properties or the articles of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                    (iv) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

                    (v) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

                    (vi) there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller, before or by any court, administrative agency, arbitrator or governmental body
         (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect the Seller's ability to enter into this Agreement or perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

                    (vii) immediately prior to the transfer and assignment to the Trustee, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

                                   ARTICLE III

                 Administration and Servicing of Mortgage Loans

         Section 3.01.     MASTER SERVICER TO SERVICE MORTGAGE LOANS.

         (a) For and on behalf of the Certificateholders, the Master Servicer shall service and administer the Mortgage Loans in accordance with this Agreement, the Supplemental PMI Policy and the Servicing Standard. In connection with such servicing and administration, the Master Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do anything that it may deem appropriate in connection with servicing and administration, including the power and authority, subject to the terms hereof,

                    (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents,

                    (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement),

                    (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and

                    (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan.

         (b) Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 or the Code (or Treasury regulations promulgated thereunder) and (ii) cause any of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

         (c) Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of the Seller and the Trustee, is hereby authorized and empowered by the Seller and the Trustee, when the Master Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Seller, the Certificateholders, or any of them, any instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans, the Insurance Policies, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Master Servicer shall prepare and deliver to the Seller or the Trustee any documents requiring execution and delivery by either or both of them appropriate to enable the Master Servicer to service and administer the Mortgage Loans to the extent that the Master Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of the documents, the Seller or the Trustee shall execute the documents and deliver them to the Master Servicer.

         (d) In accordance with and to the extent of the Servicing Standard, the Master Servicer shall advance funds necessary to effect the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to
Section 3.07, and further as provided in Section 3.09. The costs incurred by the Master Servicer in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the Mortgage Loans so permit.

         (e) The Trustee shall forward to the Seller copies of any reports provided to the Trustee by the Loss Mitigation Advisor and the Trustee shall forward copies of any such reports to the Holders of the Certificates upon written request by such Holders. In the event that IndyMac shall be terminated as Master Servicer, the Trustee shall cause any successor Master Servicer to enter into a Loss Mitigation Advisory Agreement with the Loss Mitigation Advisor.

         (f) With respect to any Mortgage Loans which as of the first day of a Calendar Quarter is delinquent in payment by 90 days or more or is an REO Property, EMC shall have the sole right (and not the Trustee) to purchase any Mortgage Loan from the Trust which becomes 90 days or more delinquent or becomes an REO Property; provided however (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and
(ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Calendar Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Calendar Quarter.

         (g) With respect to any Mortgage Loan which is delinquent in payment by 90 days or more or is an REO Property, EMC may, upon reimbursement of all related Monthly Advances and Servicing Advances, assume the primary servicing of such Mortgage Loan. In such event, EMC will receive the Master Servicing Fee with respect to such Mortgage Loan and will otherwise act as a Subservicer in accordance with this Agreement, except that EMC may not be terminated by the Master Servicer.

         Section 3.02. SUBSERVICING, ENFORCEMENT OF THE OBLIGATIONS OF SUBSERVICERS.

         (a) The Master Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer pursuant to a subservicing agreement (a "Subservicer"). The subservicing arrangement and the related subservicing agreement must provide for the servicing of the Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Notwithstanding anything in any subservicing agreement or this Agreement relating to agreements or arrangements between the Master Servicer and a Subservicer or references to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and Certificateholders for the servicing and administration of the

Mortgage Loans in accordance with this Agreement without diminution of its obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms as if the Master Servicer alone were servicing and administering the Mortgage Loans. All actions of each Subservicer performed pursuant to the related subservicing agreement shall be performed as agent of the Master Servicer with the same effect as if performed directly by the Master Servicer.

         (b) For purposes of this Agreement, the Master Servicer shall be deemed to have received any collections, recoveries, or payments with respect to the Mortgage Loans that are received by the Subservicer regardless of whether the payments are remitted by the Subservicer to the Master Servicer.

         Section 3.03.     RIGHTS OF THE SELLER IN RESPECT OF THE MASTER
                           SERVICER.

         The Seller may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Seller or its designee. The Seller shall not have any responsibility or liability for any action or failure to act by the Master Servicer nor shall the Seller be obligated to supervise the performance of the Master Servicer hereunder or otherwise.

         Section 3.04. NO CONTRACTUAL RELATIONSHIP BETWEEN SUBSERVICERS AND THE TRUSTEE. Any subservicing arrangement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be solely between the Subservicer and the Master Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties, or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.05.

         Section 3.05. TRUSTEE TO ACT AS MASTER SERVICER. If the Master Servicer for any reason is no longer the Master Servicer hereunder (including because of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer hereunder arising thereafter (except that the Trustee shall not be

                    (i) liable for losses of the Master Servicer pursuant to
         Section 3.10 or any acts or omissions of the predecessor Master Servicer hereunder),

                    (ii) obligated to make Monthly Advances if it is prohibited from doing so by applicable law,

                    (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including repurchases or substitutions pursuant to Section 2.02 or 2.03,

                    (iv) responsible for expenses of the Master Servicer pursuant to Section 2.03, or

                    (v) deemed to have made any representations and warranties of the Master Servicer hereunder. Any assumption shall be subject to
         Section 7.02.

         Every subservicing agreement entered into by the Master Servicer shall contain a provision giving the successor Master Servicer the option to terminate the agreement without cause and without payment of a termination fee if a successor Master Servicer is appointed.

         If the Master Servicer is no longer the Master Servicer for any reason (including because of any Event of Default), the Trustee (or any other successor Master Servicer) may, at its option, succeed to any rights and obligations of the Master Servicer under any subservicing agreement in accordance with its terms. The Trustee (or any other successor Master Servicer) shall not incur any liability or have any obligations in its capacity as successor Master Servicer under a subservicing agreement arising before the date of succession unless it expressly elects to succeed to the rights and obligations of the Master Servicer thereunder; and the Master Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising before the date of succession.

         The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

         Notwithstanding anything else in this Agreement to the contrary, in no event shall the Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid under this Agreement and the amount necessary to induce any successor Master Servicer to act as successor Master Servicer under this Agreement and the transactions provided for in this Agreement.

         Section 3.06.     COLLECTION OF MORTGAGE LOAN PAYMENTS.

         (a) In accordance with and to the extent of the Servicing Standard, the Master Servicer shall make reasonable efforts in accordance with the customary and usual standards of practice of prudent mortgage servicers to collect all payments called for under the Mortgage Loans to the extent the procedures are consistent with this Agreement, the Supplemental PMI Policy and any related Required Insurance Policy. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and
(ii) extend the due dates for payments due on a Mortgage Note for a period not greater than six months. However, the Master Servicer cannot extend the maturity of any Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan in the applicable Loan Group as of the related Cut-off Date. Consistent with the foregoing, the Master Servicer may waive, modify, or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Trustee or the Certificateholders.


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



However, unless the related Mortgagor is in imminent default with respect to the Mortgage Loan, or such default is, in the judgment of the Master Servicer, imminent, the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would change the interest rates, any interest rate cap or the related Gross Margin, forgive the payment of any principal or interest, change the outstanding principal amount or change the final maturity date. In the event of any such arrangement, the Master Servicer shall make Monthly Advances on the related Mortgage Loan in accordance with Section 4.01 during the scheduled period in accordance with the amortization schedule of the Mortgage Loan without modification thereof because of the arrangements. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note, or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage Note or other instrument pursuant to which the payment is required is prohibited by applicable law.

         (b) The Master Servicer shall establish and maintain (or, if a Mortgage Loan is subserviced by another Person, cause the related Subservicer to establish and maintain) one or more Servicing Accounts into which the Master Servicer shall deposit on a daily basis within one Business Day of receipt, the following payments and collections received by it or remitted by any Subservicer in respect of Mortgage Loans after the related Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or prior to the Cut-off Date):

                    (i) all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

                    (ii) all payments on account of interest on the Mortgage Loans, net of the related Master Servicing Fee; and

                    (iii) all Insurance Proceeds and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures.

         By the Servicing Account Withdrawal Date in each calendar month, the Master Servicer shall or shall each Subservicer to (a) withdraw from the Servicing Account all amounts on deposit therein pursuant to clauses (i) and
(ii) above (other than amounts attributable to a Principal Prepayment in full) and (b) deposit such amounts in the Collection Account.

         By the Business Day in each calendar month following the deposit in the Servicing Account of amounts on deposit therein pursuant to clause (iii) above or pursuant to any Principal Prepayment in full, the Master Servicer shall (a) withdraw such amounts from the Servicing Account and (b) deposit such amounts in the Collection Account.

         (c) The Master Servicer shall establish and maintain a Collection Account into which the Master Servicer shall deposit, as and when required by paragraph (b) of this Section 3.06, all amounts required to be deposited into the Collection Account pursuant to that paragraph.

         (d) The Master Servicer shall establish and maintain a Certificate Account into which the Master Servicer shall deposit on a daily basis (i) within one Business Day of deposit in the Collection Account (in the case of items (i) through (iii) below) and (2) within one Business Day of receipt (in the case of all other items), except as otherwise specified herein, the following payments and collections received by it or remitted by any Subservicer in respect of Mortgage Loans after the related Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans by the related Cut-off Date) and the following amounts required to be deposited hereunder:

                    (i) all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

                    (ii) all payments on account of interest on the Mortgage Loans, net of the related Master Servicing Fee;

                    (iii) all Insurance Proceeds and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

                    (iv) any amount required to be deposited by the Master Servicer pursuant to Section 3.06(f) in connection with any losses on Permitted Investments;

                    (v) any amounts required to be deposited by the Master Servicer pursuant to Sections 3.12 and 3.14;

                    (vi) all Repurchase Prices from EMC or IndyMac and all amounts required to be deposited with respect to a Substitute Mortgage Loan;

                    (vii) all Monthly Advances made by the Master Servicer pursuant to Section 4.01; and

                    (viii) any other amounts required to be deposited hereunder.

         The foregoing requirements for remittance by the Master Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment charges, late payment charges or assumption fees, if collected, need not be remitted by the Master Servicer. If the Master Servicer remits any amount not required to be remitted, it may at any time withdraw that amount from the Certificate Account, any provision herein to the contrary notwithstanding. The withdrawal or direction may be accomplished by delivering written notice of it to the Trustee or any other institution maintaining the Certificate Account that describes the amounts deposited in error in the Certificate Account. The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this
Section 3.06. All funds deposited in the Certificate Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.09.

         (e) The Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

                    (i) the aggregate amount remitted by the Master Servicer to the Trustee pursuant to Section 3.09(a);

                    (ii) any amount deposited by the Trustee pursuant to Section 3.06(g) in connection with any losses on Permitted Investments; and

                    (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

         All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.09. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Master Servicer.

         (f) Each institution at which the Certificate Account is maintained shall invest the funds therein as directed in writing by the Master Servicer in Permitted Investments, which shall mature not later than the second Business Day preceding the related Distribution Account Deposit Date (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment shall mature not later than the Business Day preceding the Distribution Account Deposit Date) and shall not be sold or disposed of before its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain (net of any losses) realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Master Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses on Permitted Investments in the Certificate Account shall promptly be deposited by the Master Servicer in the Certificate Account.

         (g) Each institution at which the Distribution Account is maintained shall invest the funds therein as directed by the Trustee in Permitted Investments, or hold such funds uninvested, which shall mature not later than the Business Day next preceding the Distribution Date (except that if the Permitted Investment is an obligation of the institution that maintains such account, then the Permitted Investment shall mature not later than the Distribution Date) and shall not be sold or disposed of before its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain (net of any losses) or other benefit realized from any such investment of funds on deposit in the Distribution Account shall be for the benefit of the Trustee as compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses on Permitted Investments in the Distribution Account shall promptly be deposited by the Trustee in the Distribution Account.

         (h) The Master Servicer shall give notice to the Trustee, the Seller, each Rating Agency and the Seller of any proposed change of the location of the Collection Account and the Certificate

Account not later than 30 days and not more than 45 days before any change thereof. The Trustee shall give notice to the Master Servicer, the Seller, each Rating Agency and the Seller of any proposed change of the location of the Distribution Account not later than 30 days and not more than 45 days before any change thereof.

         Section 3.07.     COLLECTION OF TAXES; ESCROW ACCOUNTS.

         (a) To the extent required by the related Mortgage Note and not violative of current law, the Master Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

         (b) Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse (without duplication) the Master Servicer out of related collections for any payments made pursuant to Section 3.12 (with respect to taxes and assessments and insurance premiums) and Section 3.13 (with respect to hazard insurance), to refund to any Mortgagors any sums determined to be overages, to pay interest, if required by law or the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01. The Escrow Accounts shall not be a part of the Trust Fund. As part of its servicing duties, the Master Servicer and any Subservicer shall, if an to the extent required by law, pay to the Mortgagors interest on funds in Servicing Accounts from its own funds, without any reimbursement therefor.

         (c) The Master Servicer shall advance any payments referred to in
Section 3.07(a) that are not timely paid by the Mortgagors or advanced by the Master Servicer on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

         Section 3.08.     ACCESS TO CERTAIN DOCUMENTATION.

         The Master Servicer shall provide, and shall cause any Subservicer to provide, to the Seller and the Trustee, access to the documentation in their possession regarding the related Mortgage Loans and REO Properties and to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC (to which the Trustee shall also provide) access to the documentation regarding the related Mortgage Loans required by applicable regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer or the Subservicers that are designated by these entities; PROVIDED, HOWEVER, that, unless otherwise required by law, the Trustee, the Master Servicer or the Subservicer shall not be required to provide access to such documentation if the provision thereof would violate the legal right to privacy of any Mortgagor; PROVIDED, FURTHER, HOWEVER, that the Trustee shall coordinate its requests for such access so as not to impose an unreasonable burden on, or cause an unreasonable interruption of, the business of the Master Servicer or any Subservicer. The Master Servicer, the Subservicers and the Trustee shall allow representatives of the above entities to photocopy any of the documentation and shall provide equipment for that purpose at a charge that covers their own actual out-of-pocket costs.

         Upon reasonable advance notice in writing, the Master Servicer will provide to each Certificateholder that is a savings and loan association, bank, or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit the Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates. The Master Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Master Servicer in providing the reports and access.

         Section 3.09. PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT AND THE DISTRIBUTION ACCOUNT.

         (a) The Master Servicer may (and, in the case of clause (ix) below, shall) from time to time make withdrawals from the Certificate Account and may instruct the Trustee to make withdrawals from the Distribution Account for the following purposes:

                    (i) to pay to the Master Servicer or the related Subservicer (to the extent not previously retained) the servicing compensation to which it is entitled pursuant to Section 3.15, and to pay to the Master Servicer, as additional master servicing compensation, earnings on or investment income with respect to funds in or credited to the Certificate Account;

                    (ii) to reimburse the Master Servicer for unreimbursed Monthly Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loans in respect of which the Monthly Advance was made;

                    (iii) to reimburse the Master Servicer for any Nonrecoverable Advance previously made;

                    (iv) to reimburse the Master Servicer for Insured Expenses from the related Insurance Proceeds;

                    (v) to reimburse the Master Servicer for (a) unreimbursed Servicing Advances, the Master Servicer's right to reimbursement pursuant to this clause (a) with respect to any Mortgage Loan being limited to amounts received on the Mortgage Loans that represent late recoveries of the payments for which the advances were made pursuant to
         Section 3.01 or Section 3.07 and (b) for unpaid Master Servicing Fees as provided in Section 3.12;

                    (vi) to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to the Underlying Purchase

         Agreement, the Mortgage Loan Purchase Agreement, or this Agreement, all amounts received thereon after the date of such purchase;

                    (vii) to reimburse the Seller or the Master Servicer for expenses incurred by any of them and reimbursable pursuant to Section 7.03;

                    (viii) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein;

                    (ix) by the Distribution Account Deposit Date, to withdraw the Available Funds, the Advisor's Fee and the Supplement PMI Insurance Premium for the Distribution Date; and

                    (x) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 9.01.

         The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, to justify any withdrawal from the Certificate Account pursuant to subclauses (i), (ii), (iv), (v), and (vi). Before making any withdrawal from the Certificate Account pursuant to subclause
(iii), the Master Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Monthly Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans and their respective portions of the Nonrecoverable Advance.

         (b) On each Distribution Date, the Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders as provided in
Section 6.01 of this Agreement. In addition, on each Distribution Date the Trustee shall make withdrawals from the Distribution Account for the following purposes:

                    (i) to pay to itself as compensation earnings on or investment income with respect to funds in the Distribution Account and other amounts payable to it in accordance with the terms of this Agreement;

                    (ii) to pay to the Supplemental PMI Insurer the Supplemental PMI Insurance Premium for such Distribution Date;

                    (iii) to pay to the Loss Mitigation Advisor the Advisor's Fee for such Distribution Date;

                    (iv) to withdraw and return to the Master Servicer any amount deposited in the Distribution Account and not required to be deposited therein; and

                    (v) to clear and terminate the Distribution Account upon termination of this Agreement pursuant to Section 9.01.

         Section 3.10.     HAZARD INSURANCE; PRIMARY INSURANCE POLICIES.


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         (a) The Master Servicer shall maintain, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of

                    (i) the maximum insurable value of the improvements securing the Mortgage Loan and

                    (ii) the greater of (y) the outstanding principal balance of the Mortgage Loan and (z) an amount such that the proceeds of the policy are sufficient to prevent the Mortgagor or the mortgagee from becoming a co-insurer.

Each policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. Any amounts collected under the policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Certificate Account. Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the Mortgage Loan so permits. Such costs shall be recoverable by the Master Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 3.09. No earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to any applicable laws and regulations in force that require additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and the area is participating in the national flood insurance program, the Master Servicer shall maintain flood insurance for the Mortgage Loan. The flood insurance shall be in an amount equal to the least of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements that are part of the Mortgaged Property, and (iii) the maximum amount of flood insurance available for the related Mortgaged Property under the national flood insurance program.

         If the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall have satisfied its obligations in the first sentence of this Section 3.10. The policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If the policy contains a deductible clause and a policy complying with the first sentence of this Section
3.10 has not been maintained on the related Mortgaged Property, and if a loss that would have been covered by the required policy occurs, the Master Servicer shall deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the deductible clause. In connection with its activities as Master Servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Seller, and the Trustee for the benefit of the Certificateholders, claims under any blanket policy.

         (b) The Master Servicer shall not take any action that would result in non-coverage under any applicable Primary Insurance Policy of any loss that, but for the actions of the Master Servicer, would have been covered thereunder. The Master Servicer shall not cancel or refuse to renew any Primary Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance


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Policy for the canceled or non-renewed policy is maintained with a Qualified
Insurer. The Master Servicer need not maintain any Primary Insurance Policy if maintaining the Primary Insurance Policy is prohibited by applicable law or if principal amount of any Mortgage Loan is reduced below 80% of the Collateral Value or, based upon a new appraisal, the principal amount of such first lien Mortgage Loan represents less than 80% of the new appraised value. The Master Servicer agrees, to the extent permitted by applicable law, to effect the timely payment of the premiums on each Primary Insurance Policy (including any lender-paid Primary Insurance Policy), and any costs not otherwise recoverable shall be recoverable by the Master Servicer from the related liquidation proceeds.

         (c) In connection with its activities as Master Servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take any reasonable action in accordance with the Servicing Standard necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Any amounts collected by the Master Servicer under any Primary Insurance Policies shall be deposited in the Collection Account or the Certificate Account (as applicable).

         Section 3.11.     DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS.

         (a) Except as otherwise provided in this Section 3.11, when any property subject to a Mortgage has been conveyed by the Mortgagor, the Master Servicer shall to the extent that it has knowledge of the conveyance and in accordance with the Servicing Standard, enforce any due-on- sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that enforcement will not adversely affect or jeopardize coverage under the Supplemental PMI Policy or any Required Insurance Policy. Notwithstanding the foregoing, the Master Servicer is not required to exercise these rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under the Mortgage Note or Mortgage is not otherwise so required under the Mortgage Note or Mortgage as a condition to the transfer.

         If (i) the Master Servicer is prohibited by law from enforcing any due-on-sale clause, (ii) coverage under the Supplemental PMI Policy or any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause, or (iv) nonenforcement is otherwise permitted hereunder, the Master Servicer is authorized, subject to Section 3.11(b), to take or enter into an assumption and modification agreement from or with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon. The Mortgage Loan must continue to be covered (if so covered before the Master Servicer enters into the agreement) by the applicable Required Insurance Policies.

         The Master Servicer, subject to Section 3.11(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with the Person, pursuant to which the original Mortgagor is released from liability and


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the Person is substituted as Mortgagor and becomes liable under the Mortgage
Note. Notwithstanding the foregoing, the Master Servicer shall not be deemed to be in default under this Section 3.11 because of any transfer or assumption that the Master Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

         (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.11(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and the Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer shall prepare and deliver to the Trustee for signature and shall direct the Trustee, in writing, to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed, and the modification agreement or supplement to the Mortgage Note or Mortgage or other instruments appropriate to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to the Person. In connection with any such assumption, no material term of the Mortgage Note may be changed.

         In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Master Servicer in accordance with its underwriting standards as then in effect. Together with each substitution, assumption, or other agreement or instrument delivered to the Trustee for execution by it, the Master Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The Master Servicer shall notify the Trustee that any substitution or assumption agreement has been completed by forwarding to the Trustee the original of the, substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of the Mortgage File to the same extent as other documents and instruments constituting a part thereof. The Master Servicer will retain any fee collected by it for entering into an assumption or substitution of liability agreement as additional master servicing compensation.

         Section 3.12.     REALIZATION UPON DEFAULTED MORTGAGE LOANS.

         (a) The Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to foreclose on or otherwise comparably convert the ownership of assets securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the Master Servicer shall follow the Servicing Standard, shall follow the requirements of the insurer under any Required Insurance Policy, and shall follow the requirements of the Supplemental PMI Insurer under the Supplemental PMI Policy.

         In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall meet the requirements of the insurer under any Required Insurance Policy and the Supplemental PMI Policy. The Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of


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



any property unless it determines (i) that the restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of restoration expenses and (ii) that restoration expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Certificate Account). The Master Servicer shall be responsible for all other costs an expenses incurred by it in any foreclosure proceedings. The Master Servicer is entitled to reimbursement thereof from the liquidation proceeds with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds. If the Master Servicer has knowledge that a Mortgaged Property that the Master Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a one-mile radius of any site listed in the Expenditure Plan for the Hazardous Substance Clean Up Bond Act of 1984 or other site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will, before acquiring the Mortgaged Property, consider the risks and only take action in accordance with its established environmental review procedures.

         With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to the REO Property solely as the Trustee hereunder and not in it individual capacity. The Master Servicer shall ensure that the title to the REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell the REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve the REO Property in accordance with the Servicing Standard and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Certificateholders for the period before the sale of the REO Property.

         The Master Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of the REO Property at any times necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income from the REO Property shall be deposited in the Certificate Account no later than the close of business on each Determination Date. The Master Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050H of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing any required tax and information returns, in the form required, and delivering the same to the Trustee for filing.

         If the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall dispose of the Mortgaged Property before three years after its acquisition by the Trust Fund. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause the Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the


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



Code or (ii) subject any REMIC the imposition of any federal, state, or local income taxes on the income earned from the Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         The decision of the Master Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Master Servicer that the proceeds of the foreclosure would exceed the costs and expenses of bringing a foreclosure proceeding. The income earned from the management of any REO Properties, net of reimbursement to the Master Servicer for expenses incurred (including any property or other taxes) in connection with management of the REO Properties and net of unreimbursed Master Servicing Fees, Monthly Advances, and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though the Mortgage Loans were still current and adjustments, if applicable, to the Mortgage Interest Rate were being made in accordance with the Mortgage Note) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Certificate Account. To the extent the net income received during any calendar month exceeds the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan for the calendar month, the excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

         The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Master Servicer for any unpaid Master Servicing Fees and any related unreimbursed Monthly Advances and Servicing Advances, and to reimburse the Certificate Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Master Servicer pursuant to
Section 3.09(a)(ii) that related to the Mortgage Loan; third, to accrued and unpaid interest (to the extent no Monthly Advance has been made for such amount or any such Monthly Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Net Rate through the end of the Due Period preceding the Distribution Date on which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan. The Master Servicer will retain any Excess Proceeds from the liquidation of a Liquidated Mortgage Loan as additional servicing compensation pursuant to Section 3.15.

         Section 3.13. TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by delivering a "Request for Release" substantially in the form of Exhibit N. Upon receipt of the request, the Trustee shall promptly release the related Mortgage File to the Master Servicer, and the Trustee shall at the Master Servicer's direction execute and deliver to the Master Servicer the request for reconveyance, deed of reconveyance, or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Master Servicer, together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor.


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



         From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, upon delivery to the Trustee of a Request for Release in the form of Exhibit M signed by a Servicing Officer, release the Mortgage File to the Master Servicer or its designee. Subject to the further limitations set forth below, the Master Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Certificate Account, in which case the Master Servicer shall deliver to the Trustee a Request for Release in the form of Exhibit N, signed by a Servicing Officer.

         If the Master Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Master Servicer shall deliver to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale, or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

         Section 3.14. DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF THE MASTER SERVICER TO BE HELD FOR THE TRUSTEE.

         The Master Servicer shall account fully to the Trustee for any funds it receives or otherwise collects as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including any funds on deposit in the Certificate Account, shall be held by the Master Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Certificate Account, the Collection Account, Distribution Account, or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment, or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

         Section 3.15.     SERVICING COMPENSATION AND COMPENSATING INTEREST
PAYMENTS.

         (a) As compensation for its activities hereunder, the Master Servicer may retain or withdraw from the Servicing Account, the Collection Account, or the Certificate Account the Master Servicing Fee for each Mortgage Loan for the related Distribution Date. Notwithstanding the


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



foregoing, the aggregate Master Servicing Fee payable to the Master Servicer shall be reduced by Compensating Interest Payments for the Distribution Date.

         (b) The Master Servicer may retain or withdraw from the Servicing Account, the Collection Account, the Certificate Account or the Distribution Account the Master Servicing Fee for each Mortgage Loan for the related Distribution Date. The Master Servicer shall remit, or permit any Subservicer to retain, any fee in connection with the related Subservicing Agreement, provided that such amounts are not in excess of what the Master Servicer could retain if the Master Servicer was directly servicing the related Mortgage Loan.

         (c) Additional master servicing compensation in the form of Excess Proceeds, prepayment charges, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments shall be retained by the Master Servicer to the extent not required to be deposited in the Certificate Account pursuant to Section 3.06. The Master Servicer shall be required to pay Compensating Interest and all expenses incurred by it in connection with its servicing activities hereunder (including the fees of any Subservicer, payment of any premiums for hazard insurance, and any Primary Insurance Policy and maintenance of the other forms of insurance coverage required by this Agreement) and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

         (d) On each Distribution Account Deposit Date, the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account from its own funds and without any right of reimbursement therefor, a total amount equal to the amount of Compensating Interest Payments for the related Distribution Date.

         Section 3.16.     ACCESS TO CERTAIN DOCUMENTATION.

         The Master Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Certificates and the examiners and supervisory agents of the OTS, the FDIC, and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Access shall be afforded without charge, but only upon reasonable prior written request and during normal business hours at the offices designated by the Master Servicer. Nothing in this
Section 3.16 shall limit the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this
Section 3.16 as a result of such obligation shall not constitute a breach of this Section 3.16.

         Section 3.17.     ANNUAL STATEMENT AS TO COMPLIANCE.

         The Master Servicer shall deliver to the Seller, the Trustee and each Rating Agency by 120 days after the end of the Master Servicer's fiscal year, commencing with its 2001 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under this Agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, the Master Servicer has fulfilled all its obligations under this


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



Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying each default known to the officer and the nature and status thereof.

         Section 3.18. ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING STATEMENT; FINANCIAL STATEMENTS.

         By 120 days after the end of the Master Servicer's fiscal year, commencing with its 2001 fiscal year, the Master Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Master Servicer, the Seller or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Seller to the effect that the firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of Mortgage Loans under pooling and servicing agreements substantially similar to this Agreement (the statement to have attached to it a schedule of this Agreements covered by it) and that, on the basis of its examination, conducted substantially in compliance with the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees, the Uniform Single Attestation Program for Mortgage Bankers, or the Audit Program for Mortgages serviced for Fannie Mae and Freddie Mac, such servicing has been conducted in compliance with this Agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees, the Uniform Single Attestation Program for Mortgage Bankers, or the Audit Program for Mortgages serviced for Fannie Mae and Freddie Mac requires it to report. In rendering the statement, the firm may rely, as to matters relating to direct servicing of Mortgage Loans by the subservicers, upon comparable statements for examinations conducted substantially in compliance with the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees, the Uniform Single Attestation Program for Mortgage Bankers, or the Audit Program for Mortgages serviced for Fannie Mae and Freddie Mac (rendered within one year of the statement) of independent public accountants with respect to the related Subservicer. The Master Servicer shall deliver the statement to the Trustee so that the Trustee can provide copies of the statement to any Certificateholder on request at the Master Servicer's expense.

         Section 3.19. ERRORS AND OMISSIONS INSURANCE; FIDELITY BONDS. The Master Servicer shall obtain and maintain in force (a) policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and (b) a fidelity bond covering its officers, employees, and agents. Each policy and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for persons performing servicing for Mortgage Loans purchased by Fannie Mae or Freddie Mac. If any policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the above requirements as of the date of the replacement.

         Section 3.20. REMIC-RELATED COVENANTS. For as long as each REMIC shall exist, the Trustee shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee shall comply with any directions of the Seller or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has


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



received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution of a Mortgage Loan in breach of a representation or warranty in the Underlying Purchase Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

         Section 3.21. REPORTS FILED WITH SECURITIES AND EXCHANGE COMMISSION. Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K with a copy of the statement to the Trustee who shall furnish a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2002, the Trustee shall, in accordance with industry standards and only if instructed by the Seller, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to March 30, 2002, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Seller hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Seller. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Seller of written termination of such power of attorney and
(ii) the termination of the Trust Fund. The Seller agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this Section 3.21; provided, however, the Trustee will cooperate with the Seller in connection with any additional filings with respect to the Trust Fund as the Seller deems necessary under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Copies of all reports filed by the Trustee under the Exchange Act shall be sent to: the Seller c/o Bear, Stearns & Co. Inc., Attn:
Managing Director-Analysis and Control, One Metrotech Center North, Brooklyn, New York 11202-3859. Fees and expenses incurred by the Trustee in connection with this Section 3.21 shall not be reimbursable from the Trust Fund.

         Section 3.22. EMC. On the Closing Date, EMC will receive from the Seller a payment of $5,000.

         Section 3.23. UCC. The Trustee agrees to file continuation statements for any Uniform Commercial Code financing statements which the Seller has informed the Trustee were filed on the Closing Date in connection with the Trust. The Seller shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.


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                                   ARTICLE IV

                                Monthly Advances

         Section 4.01. REMITTANCE REPORTS; MONTHLY ADVANCES BY THE MASTER SERVICER. (a) On the third Business Day following each Determination Date, the Master Servicer shall deliver to the Trustee a report, prepared as of the close of business on the Determination Date (the "Remittance Report"), in the form of a computer readable report or other mutually agreeable format. The Remittance Report and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is required by the Trustee for purposes of making the calculations and preparing the statement described in
Section 6.04, as set forth in written specifications or guidelines issued by the Trustee from time to time. The Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Master Servicer.

                    (b) The Master Servicer shall determine the aggregate amount of Monthly Advances required to be made for the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Mortgage Interest Rate less the Master Servicing Fee Rate, less the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Relief Act, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Monthly Advance shall be made if it would be a Nonrecoverable Advance. On or before the Distribution Account Deposit Date, the Master Servicer shall either (i) deposit in the Distribution Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Monthly Advances to be made by the Master Servicer in respect of the related Distribution Date, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the amounts held for future distribution in discharge of any such Monthly Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Monthly Advance. Any portion of the amounts held for future distribution so used shall be replaced by the Master Servicer by deposit in the Distribution Account on or before the next Distribution Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Collection Account for deposit in the Distribution Account on such Distribution Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The amount of any reimbursement pursuant to Section 3.09(a) in respect of outstanding Monthly Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.09(a). The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Monthly Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Seller and the Trustee with the Remittance Report. The Trustee shall deposit all funds it receives pursuant to this Section 4.01 into the Distribution Account.



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



                    (c) In the event that the Master Servicer determines as of any Distribution Account Deposit Date that it will be unable to deposit in the Distribution Account an amount equal to the Monthly Advance required to be made for the immediately succeeding Distribution Date in the amount determined by the Master Servicer pursuant to paragraph (b) above, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 4:00 P.M., New York time, on such date, specifying the portion of such amount that it will be unable to deposit. Not later than 4:00 P.M., New York time, on the earlier of (x) two Business Days following such Distribution Account Deposit Date or (y) the Business Day preceding the related Distribution Date, unless by such time the Master Servicer shall have directly or indirectly deposited in the Certificate Account the entire amount of the Monthly Advances required to be made for the related Distribution Date, pursuant to Section 7.01, the Trustee shall (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Monthly Advance for the immediately succeeding Distribution Date.


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



                                    ARTICLE V

                                  Certificates

         Section 5.01. CERTIFICATES. (a) The Depository, the Seller and the Trustee have entered into a Depository Agreement dated as of November 30, 2001 (the "Depository Agreement"). Except for the Residual Certificates, the Private Certificates and the Individual Certificates and as provided in Subsection 5.01(b), the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Trustee shall deal with the Depository as representative of such Certificate Owners of the respective Class of Certificates for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

         The Residual Certificates and the Private Certificates are initially Physical Certificates. If at any time the Holders of all of the Certificates of one or more such Classes request that the Trustee cause such Class to become Global Certificates, the Trustee and the Seller will take such action as may be reasonably required to cause the Depository to accept such Class or Classes for trading if it may legally be so traded.

         All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         (b) If (i)(A) the Seller advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee or the Seller is unable to locate a qualified successor within 30 days or (ii) the Seller at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the definitive Certificates. Neither the Seller nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

         (c) (i) REMIC I will be evidenced by (x) the REMIC I Regular Interests, which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC


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



I and (y) the Class R-I Certificates, which is hereby designated as the single "residual interest" in REMIC I.

         Distributions shall be deemed to be made to the REMIC I Regular Interests first, so as to keep the Uncertificated Principal Balance of each REMIC I Regular Interest ending with the designation "B" equal to 0.01% of the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Group; second, to each REMIC I Regular Interest ending with the designation "A," so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Group over (y) the Current Principal Amount of the Senior Certificate in the related Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC I Regular Interests such that the REMIC I Subordinate Balance Ratio is maintained); and third, any remaining principal to the Class ZZZ Certificates. Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Principal Balance of each REMIC I Regular Interest ending with the designation "B" equal to 0.01% of the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Group; second, to each REMIC I Regular Interest ending with the designation "A," so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Group over (y) the Current Principal Amount of the Senior Certificate in the related Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC I Regular Interests such that the REMIC I Subordinate Balance Ratio is maintained); and third, the remaining Realized Losses shall be allocated to the Class ZZZ Certificates.

         The REMIC I Regular Certificates and the Class R-I Certificates will have the following designations and pass-through rates:




      REMIC I             Initial Balance or
      Interest             Notional Amount              Pass-Through Rate                  Related Group
      --------             ---------------              -----------------                  -------------

         1A                       $610.96                    (3)                               Group 1
         1B                     $9,399.38                    (1)                               Group 1
         2A                     $1,577.52                    (3)                               Group 2
         2B                    $24,269.31                    (2)                               Group 2
         X1                           (6)                    (4)                                 N/A
         X2                           (7)                    (5)                                 N/A
        ZZZ               $336,650,923.28                    (3)                                 N/A
     Class R-I                     $50.00                    (2)                               Group 2

------------------------------------


(1) The weighted average of the Net Rates of the Group 1 Mortgage Loans less 0.4635% per annum.

(2) The weighted average of the Net Rates of the Group 2 Mortgage Loans less 0.5269% per annum.


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



(3) The weighted average of (a) the Net Rates of the Group 1 Mortgage Loans less 0.4635% per annum and (b) the Net Rates of the Group 2 Mortgage Loans less 0.5269% per annum.

(4)      A per annum rate equal to 0.4635%.

(5)      A per annum rate equal to 0.5269%.

(6) REMIC 1 Regular Interest X1 will not have an Uncertificated Principal Balance and is not entitled to receive distributions of principal. Instead, interest will accrue on an Uncertificated Notional Amount equal to the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans.

(7) REMIC 1 Regular Interest X2 will not have an Uncertificated Principal Balance and is not entitled to receive distributions of principal. Instead, interest will accrue on an Uncertificated Notional Amount equal to the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans.

(ii) REMIC II will be evidenced by (x) the Certificates (other than the Class R Certificates) (the "REMIC II Regular Certificates"), which are hereby designated as the "regular interests" in REMIC II and have the principal balances and accrue interest at the Pass-Through Rates equal to those set forth in Section 5.01(d) and (y) the Class R-II Certificate, which is hereby designated as the single "residual interest" in REMIC II.

         (d) The Classes of the Certificates shall have the following designations, initial principal amounts and Pass-Through Rates:


DESIGNATION                           INITIAL PRINCIPAL AMOUNT                 PASS-THROUGH RATE
-----------                           ------------------------                 -----------------
  A-1                                   $  87,884,100.00                              (1)
  A-2                                   $ 226,917,900.00                              (2)
  X                                     $           *                                  *
  A-3                                   $   5,892,000.00                              (3)
  R-I                                   $          50.00                              (2)
  R-II                                  $          50.00                              (2)
  B-1                                   $   5,892,000.00                              (3)
  B-2                                   $   3,366,900.00                              (3)
  B-3                                   $   2,693,500.00                              (3)
  B-4                                   $   2,020,100.00                              (3)
  B-5                                   $   1,010,000.00                              (3)
  B-6                                   $   1,010,230.44                              (3)

---------------

* The Notional Amount of the Class X Certificates shall consist of the sum of two components: (i) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans, which is equal to the Uncertificated Notional Amount of REMIC I Regular Interest X1 and (ii) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans, which is equal to the Uncertificated Notional Amount of REMIC I Regular Interest X2. The Class X Certificates will bear interest (A) at a pass-through rate on the Notional Amount in clause (i) above equal to 0.4635% per annum; and (B) at a pass-through rate on the Notional Amount in clause (ii) above equal to 0.5269% per annum.

(1) The Class A-1 Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group 1 Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date, minus 0.4635% per annum. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 6.462% per annum.

(2) The Class A-2, Class R-I and Class R-II Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group 2 Mortgage Loans, weighted on the basis of the respective Scheduled Principal Balances of each such Mortgage Loan as of the beginning of the Due Period immediately preceding the related Distribution Date, minus 0.5269% per annum. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 6.444% per annum.

(3) The Class A-3, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Pass-Through Rates on each REMIC I Regular Interest ending with the designation "A"; provided that for purposes of such weighted average, the Pass-Through Rate of each such REMIC I Regular Interest shall be subject to a cap and a floor equal to the weighted average of the Pass-Through Rates on each REMIC I Regular Interest ending with the designation "B". The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 6.449% per annum.

      (e) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date in the Trust Fund has been designated as the "latest possible maturity date" for the REMIC I Regular Interests and the Certificates.

      (f) With respect to each Distribution Date, each Class of Certificates shall accrue interest during the related Interest Accrual Period. With respect to each Distribution Date and each such Class of Certificates, interest shall be calculated, on the basis of a 360-day year comprised of twelve 30-day months, based upon the respective Pass-Through Rate set forth, or determined as provided, above and the Current Principal Amount or Notional Amount of such Class applicable to such Distribution Date.

      (g) The Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2 and A- 3. On original issuance, the Trustee shall sign, countersign and shall deliver them at the direction of the Seller. Pending the preparation of definitive Certificates of any Class, the Trustee may sign and countersign temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates of such Class, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Seller will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office of the Trustee, without charge to the

Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall sign and countersign and deliver in exchange therefor a like aggregate principal amount, in authorized denominations for such Class, of definitive Certificates of the same Class. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as definitive Certificates.

      (h) Each Class of Book-Entry Certificates will be registered as a single Certificate of such Class held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of (i) in the case of the Senior Certificates (other than the Residual Certificates) and the Senior Mezzanine Certificates, $1,000 and in each case increments of $1.00 in excess thereof, and (ii) in the case of the Subordinate Certificates, $25,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and countersign Physical Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of such Class on the Closing Date. The Private Certificates will be issued in certificated fully-registered form in minimum denominations of $25,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. The Class R-I and Class R-II Certificates shall each be issued in certificated fully-registered form in the denomination of $50 and $50, respectively. Each Class of Global Certificates, if any, shall be issued in fully registered form in minimum dollar denominations of $50,000 and integral multiples of $1.00 in excess thereof, except that one Certificate of each Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and countersign (i) in the case of each Class of Offered Certificates, the Certificate in the entire Current Principal Amount of the respective Class and (ii) in the case of each Class of Private Certificates, Individual Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of each such respective Class on the Closing Date. The Certificates referred to in clause (i) and if at any time there are to be Global Certificates, the Global Certificates shall be delivered by the Seller to the Depository or pursuant to the Depository's instructions, shall be delivered by the Seller on behalf of the Depository to and deposited with the DTC Custodian. The Trustee shall sign the Certificates by facsimile or manual signature and countersign them by manual signature on behalf of the Trustee by one or more authorized signatories, each of whom shall be Responsible Officers of the Trustee or its agent. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Trustee or its agent at the time of issuance shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

      (i) No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the manually executed countersignature of the Trustee or its agent, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All

Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their countersignature.

      (j) The Closing Date is hereby designated as the "startup" day of each REMIC within the meaning of Section 860G(a)(9) of the Code.

      (k) For federal income tax purposes, each REMIC shall have a tax year that is a calendar year and shall report income on an accrual basis.

      (l) The Trustee on behalf of the Trust shall cause each REMIC to timely elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of any Trust established hereby shall be resolved in a manner that preserves the validity of such elections.

      (m) Each Certificate is intended to be a "security" governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York and any other applicable jurisdiction, to the extent that any of such laws are applicable.

         Section 5.02. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.
(a) The Trustee shall maintain at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

         (b) Subject to Subsection 5.01(a) and, in the case of any Global Certificate or Physical Certificate upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Fractional Undivided Interest, but bearing a different number.

         (c) By acceptance of an Individual Certificate, whether upon original issuance or subsequent transfer, each holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein. In addition to the provisions of Subsection 5.02(h), the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Certificate to a transferee that takes delivery in the form of an Individual Certificate:

                  (i) The Trustee shall register the transfer of an Individual Certificate if the requested transfer is being made to a transferee who has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

                  (ii) The Trustee shall register the transfer of any Individual Certificate if (x) the transferor has advised the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor; and (y) prior to the transfer the transferee furnishes to the Trustee an Investment Letter (and the Trustee shall be fully protected in so doing), provided that, if based upon an Opinion of Counsel to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Trustee shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

         (d) Subject to Subsection 5.02(h), so long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with this Subsection 5.02(d) and in accordance with the rules of the Depository:

                  (i) In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(ii).

                  (ii) In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(i).

                  (iii) In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Trustee shall register such transfer if the transferee has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

                  (iv) No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB.

                  (e) Subject to Subsection 5.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Subsection 5.02(e) and in accordance with the rules of the Depository:

                  (i) A holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

                  (ii) A holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Trustee a Rule 144A Certificate or comparable evidence as to its QIB status.

                  (iii) A holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

         (f) (i) Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Trustee shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

                  (ii) Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Trustee shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

         (g) The Securities Legend shall be placed on any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate.

         (h) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in Section 5.01(h) above or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Trustee in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Trustee in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Trustee shall, within five Business Days of such request made at such Corporate Trust Office, sign, countersign and deliver at such Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Fractional Undivided Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

         (i) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency; PROVIDED, HOWEVER, that no Certificate may be exchanged for new Certificates unless the original Fractional Undivided Interest represented by each such new Certificate (i) is at least equal to the minimum authorized denomination or (ii) is acceptable to the Seller as indicated to the Trustee in writing. Whenever any Certificates are so surrendered for exchange, the Trustee shall sign and countersign and the Trustee shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (j) If the Trustee so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Trustee, duly executed by the holder thereof or his or her attorney duly authorized in writing.

         (k) No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (l) The Trustee shall cancel all Certificates surrendered for transfer or exchange but shall retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Securities Exchange Act of 1934, as amended, and thereafter may destroy such Certificates.

         Section 5.03. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. (a) If
(i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as it may require to save it harmless, and (iii) the Trustee has not received notice that such Certificate has been acquired by a third Person, the Trustee shall sign, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Trustee and shall be of no further effect and evidence no rights.

         (b) Upon the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be


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imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.04. PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Seller, the Trustee and any agent of the Seller or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 6.01 and for all other purposes whatsoever. Neither the Seller, the Trustee nor any agent of the Seller or the Trustee shall be affected by notice to the contrary. No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the third Business Day preceding such Record Date.

         Section 5.05. TRANSFER RESTRICTIONS ON RESIDUAL CERTIFICATES. (a) Residual Certificates, or interests therein, may not be transferred without the prior express written consent of the Tax Matters Person and the Seller. As a prerequisite to such consent, the proposed transferee must provide the Tax Matters Person, the Seller and the Trustee with an affidavit that the proposed transferee is a Permitted Transferee (and, unless the Tax Matters Person and the Seller consent to the transfer to a person who is not a U.S. Person, an affidavit that it is a U.S. Person) as provided in Subsection 5.05(b).

         (b) No transfer, sale or other disposition of a Residual Certificate (including a beneficial interest therein) may be made unless, prior to the transfer, sale or other disposition of a Residual Certificate, the proposed transferee (including the initial purchasers thereof) delivers to the Tax Matters Person, the Trustee and the Seller an affidavit in the form attached hereto as Exhibit E stating, among other things, that as of the date of such transfer (i) such transferee is a Permitted Transferee and that (ii) such transferee is not acquiring such Residual Certificate for the account of any person who is not a Permitted Transferee. The Tax Matters Person shall not consent to a transfer of a Residual Certificate if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any transfer, sale or other disposition of a Residual Certificate to any Person who is not a Permitted Transferee, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Holder of a Residual Certificate for any purpose hereunder, including, but not limited to, the receipt of distributions thereon. If any purported transfer shall be in violation of the provisions of this Subsection 5.05(b), then the prior Holder thereof shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Subsection 5.05(b), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer. None of the Trustee, the Tax Matters Person or the Seller shall be under any liability to any Person for any registration or transfer of a Residual Certificate that is not permitted by this Subsection 5.05(b) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the written affidavit referred to above was received with respect to such transfer, and the Tax Matters Person, the Trustee and the Seller, as applicable, had no knowledge that it was untrue. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a


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permitted transferee under this Subsection 5.05(b) at the time it became a
Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Subsection 5.05(b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Tax Matters Person or the Seller to ensure that the Residual Certificates are not transferred to any Person who is not a Permitted Transferee and that any transfer of such Residual Certificates will not cause the imposition of a tax upon the Trust or cause any REMIC to fail to qualify as a REMIC.

         (c) Unless the Tax Matters Person shall have consented in writing (which consent may be withheld in the Tax Matters Person's sole discretion), the Residual Certificates (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a United States Person.

         (d) By accepting a Residual Certificate, the purchaser thereof agrees to be a Tax Matters Person, and appoints the Trustee to act as its agent with respect to all matters concerning the tax obligations of the Trust.

         Section 5.06. RESTRICTIONS ON TRANSFERABILITY OF CERTIFICATES. (a) No offer, sale, transfer or other disposition (including pledge) of any Certificate shall be made by any Holder thereof unless registered under the Securities Act, or an exemption from the registration requirements of the Securities Act and any applicable state securities or "Blue Sky" laws is available and the prospective transferee (other than the Seller) of such Certificate signs and delivers to the Trustee an Investment Letter, if the transferee is an Institutional Accredited Investor, in the form set forth as Exhibit F-l hereto, or a Rule 144A Certificate, if the transferee is a QIB, in the form set forth as Exhibit F-2 hereto. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in any Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB. In the case of a proposed transfer of any Certificate to a transferee other than a QIB, the Trustee may require an Opinion of Counsel that such transaction is exempt from the registration requirements of the Securities Act. The cost of such opinion shall not be an expense of the Trustee or the Trust Fund.

         (b)      The Private Certificates shall each bear a Securities Legend.

         Section 5.07. ERISA RESTRICTIONS. (a) Subject to the provisions of subsection (b), no Residual Certificates or Private Certificates may be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, unless the proposed transferee provides either (i) the Trustee and the Master Servicer with an Opinion of Counsel satisfactory to the Trustee and the Master Servicer, which opinion will not be at the expense of the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will


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not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement or (ii) in the case of the Private Certificates, a representation or certification to the Trustee (upon which the Trustee is authorized to rely) to the effect that the proposed transfer and/or holding of such a Certificate and the servicing, management and operation of the
Trust: (I) will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers)and (II) will not subject the Seller, the Master Servicer or the Trustee to any obligation in addition to those undertaken in this Agreement.

         (b) Any Person acquiring an interest in a Global Certificate which is a Private Certificate that is subject to the requirements of Section 5.07(a), by acquisition of such Certificate, shall be deemed to have represented to the Trustee that either: (i) it is not acquiring an interest in such Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, or (ii) the transfer and/or holding of an interest in such Certificate to that Person and the subsequent servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, PTE 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (II) will not subject the Seller, the Master Servicer or the Trustee to any obligation in addition to those undertaken in this Agreement.

         (c) The Trustee will not be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Global Certificates. Any attempted or purported transfer of any Certificate in violation of the provisions of Subsections (a) or (b) above shall be void ab initio and such Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any Certificate in violation of such provisions, shall indemnify and hold harmless the Trustee, the Seller and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by the Trustee, the Seller or the Master Servicer as a result of such attempted or purported transfer. The Trustee shall have no liability for transfer of any such Global Certificates in or through book-entry facilities of any Depository or between or among Depository Participants or Certificate Owners made in violation of the transfer restrictions set forth herein.

         Section 5.08. RULE 144A INFORMATION. For so long as any Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Seller will provide or cause to be provided to any holder of such Certificates and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Seller shall update such information from time to time in order


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to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A.


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                                   ARTICLE VI

                         Payments to Certificateholders

         Section 6.01. DISTRIBUTIONS ON THE CERTIFICATES. (a) Interest and principal on the Certificates will be distributed monthly on each Distribution Date, commencing in December 2001, in an amount equal to the Available Funds for such Distribution Date.

         (i) On each Distribution Date, the Group 1 Available Funds shall be distributed as follows:

         (A) On each Distribution Date prior to the Cross-Over Date, the Group 1 Available Funds will be distributed in the following order of priority among the Group 1 Senior Certificates:

                           FIRST, to the Group 1 Senior Certificates, including Component X-I of the Class X Certificates, on a PRO RATA basis, the Accrued Certificate Interest on such Class or Component for such Distribution Date;

                           SECOND, to the Group 1 Senior Certificates, including Component X-I of the Class X Certificates, on a PRO RATA basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 1 Available Funds;

                           THIRD, to the Class A-1 Certificates, the Group 1 Optimal Principal Amount for such Distribution Date to the extent of remaining Group 1 Available Funds, until the Current Principal Amount of Class A-1 Certificates has been reduced to zero;

         (B) On each Distribution Date prior to the Cross-Over Date, the Group 2 Available Funds will be distributed to the Group 2 Senior Certificates as follows:

                  FIRST, to the Group 2 Senior Certificates, including Component X-II of the Class X Certificates, on a PRO RATA basis, the Accrued Certificate Interest on such Class or Component for such Distribution Date;

                  SECOND, to the Group 2 Senior Certificates, including Component X-II of the Class X Certificates, on a PRO RATA basis, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 2 Available Funds;

                  THIRD, sequentially, in the following order, to the Class R-I, Class R-II and Class A-2 Certificates, in reduction of the Current Principal Amounts thereof, the Group 2 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group 2 Available Funds, until the Current Principal Amounts thereof have been reduced to zero;


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         (C) Except as provided in (E) and (F) below, on each Distribution Date prior to the Cross- Over Date, an amount equal to any remaining Group 1 and Group 2 Available Funds after the distributions in (A) and (B) above will be distributed to the Class A-3 Certificates, up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date, in each case, to the extent of remaining Available Funds.

         (D) Except as provided in (E) and (F) below, on each Distribution Date prior to the Cross- Over Date, an amount equal to any remaining Group 1 and Group 2 Available Funds after the distributions in (A), (B) and (C) above will be distributed sequentially, in the following order, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date, in each case, to the extent of remaining Available Funds.

         (E) On each Distribution Date prior to the Cross-Over Date, but after the reduction of the Current Principal Amount of the Group 1 or Group 2 Senior Certificates to zero, the remaining Class or Classes of Senior Certificates will be entitled to receive in reduction of their Current Principal Amounts, PRO RATA based upon their Current Principal Amounts immediately prior to such Distribution Date, in addition to any Principal Prepayments related to such remaining Senior Certificates' respective Loan Group allocated to such Group of Senior Certificates, 100% of the Principal Prepayments on any Mortgage Loan in the Loan Group relating to the fully repaid Class of Senior Certificates; PROVIDED, HOWEVER, that if the weighted average Senior Mezzanine and Subordinate Percentage equals or exceeds 13.00% on such Distribution Date, then the additional allocation of Principal Prepayments to the Senior Certificates in accordance with this clause will not be made.

         (F) If on any Distribution Date on which the aggregate Current Principal Amount of any Class or Classes of Senior Certificates would be greater than the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Loan Group and any Senior Mezzanine or Subordinate Certificates are still outstanding in each case after giving effect to distributions to be made on such Distribution Date,
         (i) 100% of amounts otherwise allocable to the Senior Mezzanine and Subordinate Certificates in respect of principal will be distributed to such Class or Classes of Senior Certificates in reduction of the Current Principal Amounts thereof, until the aggregate Current Principal Amount of such Class or Classes of Senior Certificates is an amount equal to the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Loan Group, and (ii) the Accrued Certificate Interest otherwise allocable to the Senior Mezzanine and Subordinate Certificates on such Distribution Date will be reduced, if necessary, and distributed to such Class or Classes of Senior Certificates in an amount equal to the Accrued Certificate Interest for such Distribution Date on the excess of (x) the aggregate Current Principal Balance of such Class or Classes of Senior Certificates over
         (y) the aggregate Scheduled Principal Balance of the


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         Mortgage Loans in the related Loan Group. Any such reduction in the
         Accrued Certificate Interest on the Senior Mezzanine and Subordinate Certificates will be allocated first, in reverse order of the Subordinate Certificates numerical designations, commencing with the Class B-6 Certificates, and then to the Senior Mezzanine Certificates.

         (b) If, after distributions have been made pursuant to priorities FIRST and SECOND of clauses (a)(i)(A) and (B) above on any Distribution Date, the remaining Group 1 or Group 2 Available Funds are less than the sum of the Group 1 or Group 2 Senior Optimal Principal Amounts such amount shall be reduced, and such remaining funds will be distributed on the related Senior Certificates on the basis of such reduced amount.

         (c) "PRO RATA" distributions of principal among Classes of Certificates will be made in proportion to the then Current Principal Amount of such Classes, and "PRO RATA" distributions of interest among Classes of Certificates or Components of Certificates will be made in proportion to the amount of Accrued Certificate Interest thereon.

         (d) On each Distribution Date, any Available Funds remaining after payment of interest and principal to the Classes of Certificates entitled thereto, as described above, will be distributed to the Class R-II Certificates; provided that if on any Distribution Date there are any Group 1 or Group 2 Available Funds remaining after payment of interest and principal to a Class or Classes of Certificates entitled thereto, such amounts will be distributed to the other Classes of Senior Certificates, PRO RATA, based upon their Current Principal Amounts, until all amounts due to all Classes of Senior Certificates have been paid in full, before any amounts are distributed to the Class R-II Certificates.

         (e) No Accrued Certificate Interest will be payable with respect to any Class of Certificates or Component of the Class X Certificates after the Distribution Date on which the Current Principal Amount or Notional Amount, as applicable, of such Certificate or Component has been reduced to zero.

         (f) If on any Distribution Date the Group 1 Available Funds or Group 2 Available Funds for the related Senior Certificates in any Certificate Group is less than the Accrued Certificate Interest on the related Senior Certificates for such Distribution Date prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses, the shortfall will be allocated among the holders of each Class of related Senior Certificates in such Certificate Group in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall and/or Realized Losses for such Distribution Date. In addition, the amount of any interest shortfalls will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the Certificates of the related Classes entitled to such amounts on subsequent Distribution Dates, to the extent of the applicable Group 1 Available Funds or Group 2 Available Funds after current interest distributions as required herein. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the Master Servicer or otherwise, except to the extent of applicable Compensating Interest Payments.



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         (g) The expenses and fees of the Trust shall be paid by each of the
REMICs, to the extent that such expenses relate to the assets of each of such respective REMICs, and all other expenses and fees of the Trust shall be paid equally by each of the REMICs.

         Section 6.02. ALLOCATION OF LOSSES. (a) On or prior to each Determination Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

                  (b) With respect to any Certificates on any Distribution Date, the principal portion of each Realized Loss on a Mortgage Loan shall be allocated as follows:

                           first, to the Class B-6 Certificates until the
                  Current Principal Amount thereof has been reduced to zero;

                           second, to the Class B-5 Certificates until the
                  Current Principal Amount thereof has been reduced to zero;

                           third, to the Class B-4 Certificates until the
                  Current Principal Amount thereof has been reduced to zero;

                           fourth, to the Class B-3 Certificates until the
                  Current Principal Amount thereof has been reduced to zero;

                           fifth, to the Class B-2 Certificates until the
                  Current Principal Amount thereof has been reduced to zero;

                           sixth, to the Class B-1 Certificates until the
                  Current Principal Amount thereof has been reduced to zero;

                           seventh, if such loss is on a Group 1 or Group 2
                  Mortgage Loan, to the Group 1 and Group 2 Senior Certificates, respectively, on a PRO RATA basis.

                           eighth, to the Senior Certificates (other than the
                  Interest Only Certificates), on a PRO RATA basis.

         (c) Notwithstanding the foregoing clause (b), no such allocation of any Realized Loss shall be made on a Distribution Date to any Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Current Principal Amounts of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Scheduled Principal Balance of all of the Mortgage Loans as of the first day of the month of such Distribution Date (such limitation, the "Loss Allocation Limitation").

         (d) Any Realized Losses allocated to the Certificates on a PRO RATA basis shall be allocated on the basis of the Current Principal Amounts thereof, in the case of the principal portion of a


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Realized Loss, and on the basis of the Accrued Certificate Interest thereon, in the case of an interest portion of a Realized Loss. Any Realized Losses in respect of principal allocated to a Class of Certificates shall be allocated among the Certificates of such Class on a PRO RATA basis, in proportion to their respective Current Principal Amounts. Any allocation of the principal portion of Realized Losses shall be accomplished by reducing the Current Principal Amount of the related Certificates on the related Distribution Date. Any allocation of the interest portion of Realized Losses shall be accomplished by reducing the amount of Accrued Certificate Interest payable to that Class of Certificates.

         (e) Realized Losses shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

         (f) On each Distribution Date, the Trustee shall determine the Senior Mezzanine Certificate Writedown Amount and the Subordinate Certificate Writedown Amount. Any such Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Current Principal Amount of (i) with respect to the Subordinate Certificate Writedown Amount, if prior to the Cross-Over Date, the Current Principal Amounts of the Subordinate Certificates, in the reverse order of their numerical Class designations, (ii) with respect to the Senior Mezzanine Certificate Writedown Amount, if prior to the Cross-Over Date, the Current Principal Amounts of the Senior Mezzanine Certificates and (iii) from and after the Cross-Over Date, the Senior Certificates (other than the Interest Only Certificates) which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

         (g) Any Net Interest Shortfall will be allocated among the Classes of Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall for such Distribution Date. The interest portion of any Realized Losses with respect to the Mortgage Loans occurring on or prior to the Cross-Over Date will not be allocated among any Certificates, but will reduce the amount of Available Funds on the related Distribution Date. As a result of the subordination of the Senior Mezzanine and Subordinate Certificates in right of distribution, such Realized Losses will be borne first by the Subordinate Certificates in inverse order of their numerical Class designations, and then by the Senior Mezzanine Certificates. Following the Cross-Over Date, the interest portion of Realized Losses on the Mortgage Loans in any Loan Group will be allocated to the related Senior Certificates.

         Section 6.03. PAYMENTS. (a) On each Distribution Date, other than the final Distribution Date, the Trustee shall distribute to each Certificateholder of record on the directly preceding Record Date the Certificateholder's PRO RATA share of its Class (based on the aggregate Fractional Undivided Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to such Class, based on information provided to the Trustee by the Master Servicer. The Trustee shall calculate the amount to be distributed to each Class and, based on such amounts, the Trustee shall determine the amount to be distributed to each Certificateholder. All of the Trustee's calculations of payments shall be based solely on information provided to the Trustee by the Master Servicer. The Trustee shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.


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         (b) Payment of the above amounts to each Certificateholder shall be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; PROVIDED, HOWEVER, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

         Section 6.04. STATEMENTS TO CERTIFICATEHOLDERS. (a) Concurrently with each distribution to Certificateholders, the Trustee shall make available via the Trustee's internet website as set forth below, the following information, expressed with respect to clauses (i) through (vii) in the aggregate and as a Fractional Undivided Interest representing an initial Current Principal Amount of $1,000, in the case of the Interest Only Certificates, a Notional Amount of $1,000, or in the case of the Residual Certificates, an initial Current Principal Amount of $50:

                  (i) the Current Principal Amount or Notional Amount of each Class of Certificates immediately prior to such Distribution Date;

                  (ii) the amount of the distribution allocable to principal on each applicable Class of Certificates;

                  (iii) the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class during the related Interest Accrual Period;

                  (iv) the Net Interest Shortfall and any other adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each Class of Certificates;

                  (v) the amount of the distribution allocable to interest on each Class of Certificates;

                  (vi) the Pass-Through Rates for each Class of Certificates with respect to such Distribution Date;

                  (vii) the Current Principal Amount or Notional Amount of each Class of Certificates after such Distribution Date;

                  (viii) the amount of any Monthly Advances, Compensating Interest Payments and outstanding unreimbursed advances by the Master Servicer or the Trustee included in such distribution separately stated for each Loan Group;

                  (ix) the aggregate amount of any Realized Losses (listed separately for each Loan Group) during the related Prepayment Period and cumulatively since the Cut-off Date, the amount and source (separately identified) of any distribution in respect thereof included in


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         such distribution, and, separately stated with respect to each Mortgage
         Loan for which a Realized Loss occurred, the amount of the proceeds, if any, from the Supplemental PMI Policy used in calculating the amount of the Realized Loss;

                  (x) with respect to each Mortgage Loan which incurred a Realized Loss during the related Prepayment Period, (i) the loan number, (ii) the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, (iii) the Scheduled Principal Balance of such Mortgage Loan as of the beginning of the related Due Period, (iv) the Net Liquidation Proceeds with respect to such Mortgage Loan, (v) the amount, if any, included in Net Liquidation Proceeds representing a payment under the Supplemental PMI Policy and (vi) the amount of the Realized Loss with respect to such Mortgage Loan;

                  (xi) with respect to each Loan Group, the amount of Scheduled Principal and Principal Prepayments, (including but separately identifying the principal amount of principal prepayments, Insurance Proceeds, the purchase price in connection with the purchase of Mortgage Loans, cash deposits in connection with substitutions of Mortgage Loans and Net Liquidation Proceeds) and the number and principal balance of Mortgage Loans purchased or substituted for during the relevant period and cumulatively since the Cut-off Date;

                  (xii) the number of Mortgage Loans (excluding REO Property) in each Loan Group remaining in the Trust Fund as of the end of the related Prepayment Period;

                  (xiii) information for each Loan Group and in the aggregate regarding any Mortgage Loan delinquencies as of the end of the related Prepayment Period, including the aggregate number, aggregate Outstanding Principal Balance and aggregate Scheduled Principal Balance of Mortgage Loans (a) delinquent 30 to 59 days on a contractual basis,
         (b) delinquent 60 to 89 days on a contractual basis, and (c) delinquent 90 or more days on a contractual basis, in each case as of the close of business on the last Business Day of the immediately preceding month;

                  (xiv) for each Loan Group, the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans;

                  (xv) for each Loan Group, the number and aggregate Outstanding Principal Balance of all Mortgage Loans as to which the Mortgaged Property was REO Property as of the end of the related Due Period;

                  (xvi) the book value (the sum of (A) the Outstanding Principal Balance of the Mortgage Loan, (B) accrued interest through the date of foreclosure and (C) foreclosure expenses) of any REO Property in each Loan Group; provided that, in the event that such information is not available to the Trustee on the Distribution Date, such information shall be furnished promptly after it becomes available;



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                  (xvii) the amount of Realized Losses allocated to each Class of Certificates since the prior Distribution Date and in the aggregate for all prior Distribution Dates;

                  (xviii) the Average Loss Severity for the prior calendar month for each Loan Group;

                  (xix) the then applicable Group 1 and Group 2 Senior Percentage, Group 1 and Group 2 Senior Prepayment Percentage, Group 1 and Group 2 Senior Mezzanine and Subordinate Percentage and Group 1 and Group 2 Senior Mezzanine and Subordinate Prepayment Percentage;

                  (xx) the Stop-Loss Amount as of the Cut-off Date, the Stop-Loss Amount as of the end of the related Prepayment Period and reduction in the Stop-Loss Amount during the related Prepayment Period; and

                  (xxi) with respect to the related Prepayment Period, (i) the number of Mortgage Loans for which a payment was made by the Supplemental PMI Insurer under the Supplemental PMI Policy and the aggregate amount of any such payments, (ii) the number of Mortgage Loans for which a claim has been presented to the Supplemental PMI Insurer under the Supplemental PMI Policy and the aggregate amount of any such outstanding claims, and (iii) the number of Mortgage Loans for which a claim was presented to the Supplemental PMI Insurer under the Supplemental PMI Policy which claim was denied by the Supplemental PMI Insurer and the aggregate amount of any such denied claims.

         The information set forth above shall be calculated or reported, as the case may be, by the Trustee, based solely on, and to the extent of, information provided to the Trustee by the Master Servicer. The Trustee may conclusively rely on such information and shall not be required to confirm, verify or recalculate any such information.

         The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website initially located at "www.abs.bankone.com." Assistance in using the website can be obtained by calling the Trustee's customer service desk at (800) 524-9472. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Trustee shall provide timely and adequate notification to all parties regarding any such change.

         (b) By April 30 of each year beginning in 2002, the Trustee will furnish such report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(v) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Trustee may determine to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to


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the extent that substantially comparable information shall be provided by the
Trustee pursuant to the requirements of the Code.


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                                   ARTICLE VII

               The Seller and the Master Servicer; Indemnification

         Section 7.01. RESPECTIVE LIABILITIES OF THE SELLER AND THE MASTER SERVICER.

         The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

         Section 7.02. MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.

         The Seller and the Master Servicer will each keep in full effect their existence and their rights and franchises as a corporation and a federal savings bank, respectively, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         Any Person into which the Seller or the Master Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Seller or the Master Servicer shall be a party, or any person succeeding to the business of the Seller or the Master Servicer, shall be the successor of the Seller or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

         Section 7.03. LIMITATION ON LIABILITY OF THE SELLER AND THE MASTER SERVICER.

         None of the Seller, the Master Servicer or any of the directors, officers, employees or agents of the Seller or the Master Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Seller, the Master Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Seller, the Master Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or because of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer and any director, officer, employee or agent of the Seller or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller, the Master Servicer and any director, officer, employee or agent of the Seller or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related


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to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred because of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or because of reckless disregard of obligations and duties hereunder. None of the Seller or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Seller or the Master Servicer may in its discretion undertake any such action that it may deem appropriate in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Seller and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account.

         Section 7.04. LIMITATION ON RESIGNATION OF THE MASTER SERVICER. The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. In addition, the Master Servicer may be terminated by EMC upon payment of a fee equal to 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans. No such resignation or termination shall become effective until the Trustee or a successor master servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

         Section 7.05. INDEMNIFICATION OF THE TRUSTEE. The Trust shall indemnify the Indemnified Persons for, and will hold them harmless against, any loss, liability or expense incurred on their part, arising out of, or in connection with, this Agreement and the Certificates, including the costs and expenses (including reasonable legal fees and expenses) of defending themselves against any such claim other than (i) any loss, liability or expense related to such Indemnified Person's failure to perform such Indemnified Person's duties in strict compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and (ii) any loss, liability or expense incurred by reason of such Indemnified Person's willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. This indemnity shall survive the resignation or removal of the Trustee and the termination of this Agreement.


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                                  ARTICLE VIII

                                     Default

         Section 8.01.     EVENTS OF DEFAULT.

         "Event of Default," wherever used herein, means any one of the following events:

         (a) any failure by the Master Servicer to deposit in the Certificate Account or remit to the Trustee any payment required to be made by it under this Agreement (other than a payment required to be made under Section 4.01), which failure continues unremedied for one day after the date on which written notice of the failure has been given to the Master Servicer by the Trustee or the Seller or to the Master Servicer and the Trustee by the Holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests of the Class; or

         (b) any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, which failure materially affects the rights of Certificateholders and continues unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Seller, or to the Master Servicer and the Trustee by the Holders of Certificates of any Class evidencing not less than 25% of the Percentage Interests of the Class, or

         (c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver, conservator or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding- up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

         (d) the Master Servicer shall consent to the appointment of a receiver, conservator or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

         (e) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (f) the Master Servicer shall fail to deposit in the Distribution Account on any Distribution Account Deposit Date an amount equal to any required Monthly Advance.

         If an Event of Default described in clauses (a) through (e) of this
Section 8.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been


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remedied, the Trustee may, or at the direction of the Holders of Certificates of any Class evidencing not less than 66 % of the Percentage Interests of the Class, the Trustee shall by notice in writing to the Master Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Master Servicer under this Agreement and in the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (f) of this Section 8.01 shall occur, then the Trustee shall, by notice to the Master Servicer and the Seller, terminate all of the rights and obligations of the Master Servicer under this Agreement and in the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On and after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee shall make any Monthly Advance that the Master Servicer failed to make subject to Section 4.01, whether or not the obligations of the Master Servicer have been terminated pursuant to this Section. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article III. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including the transfer to the Trustee of all cash amounts which shall at the time be credited to the Accounts, or thereafter be received with respect to the Mortgage Loans.

         Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due before the notice terminating such Master Servicer's rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which such Master Servicer would have been entitled pursuant to Sections 3.11(a)(i) through (viii), and any other amounts payable to such Master Servicer hereunder the entitlement to which arose before the termination of its activities hereunder.

         Section 8.02. TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) On and after the time the Master Servicer receives a notice of termination pursuant to
Section 8.01, the Trustee shall, subject to and to the extent provided in
Section 3.05, be the successor to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms hereof and applicable law including the obligation to make Monthly Advances pursuant to
Section 4.01; PROVIDED, HOWEVER, that EMC shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Master Servicer would have been entitled to charge to the Certificate Account or Distribution Account if the Master Servicer had continued to act hereunder, including, the Master Servicing Fee. Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with Section 8.01, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Monthly Advances pursuant to Section 4.01 or if it is


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otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established Mortgage Loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any successor to the Master Servicer shall be an institution which is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, which has a net worth of at least $15,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Seller and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than liabilities of the Master Servicer under Section 7.03 incurred before termination of the Master Servicer under Section 9.01), with like effect as if originally named as a party to this Agreement; provided that each Rating Agency acknowledges that its rating of the Certificates in effect immediately before such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.05, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that in no case shall the rate of such compensation exceed the Master Servicing Fee Rate. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder because of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         Section 8.03.     NOTIFICATION TO CERTIFICATEHOLDERS.

         (a) Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

         Section 8.04. WAIVER OF DEFAULTS. The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every


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purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies.

         Section 8.05. LIST OF CERTIFICATEHOLDERS. Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.


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                                   ARTICLE IX

                             Concerning the Trustee

         Section 9.01. DUTIES OF TRUSTEE. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and subject to Section 8.02(b) use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

         (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to any provision of this Agreement, the Trustee shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee shall be not responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; PROVIDED, FURTHER, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

         (c) On each Distribution Date, the Trustee shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 6.01 and 10.01 herein based the report of the Master Servicer.

         (d) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of its duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;



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                  (iii) The Trustee shall not be liable with respect to any
         action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred upon the Trustee under this Agreement;

                  (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee's Corporate Trust Office shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

                  (v) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon); and

                  (vi) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

         (e) All funds received by the Trustee and required to be deposited in the Distribution Account pursuant to this Agreement will be promptly so deposited by the Trustee.

         (f) Except for those actions that the Trustee is required to take hereunder, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

         Section 9.02. CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 9.01:

                  (i) The Trustee may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of a Seller or Master Servicer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order,


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         appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel:

                  (iii) The Trustee nor shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee's Corporate Trust Office has actual knowledge (which has not been cured or waived), subject to Section 8.02(b), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

                  (iv) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund and provided that the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement. The Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; PROVIDED, HOWEVER, that the Trustee may not appoint any agent to perform its custodial functions with respect to the Mortgage Files or paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the


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         Trustee's agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee with due care and, when required, with the consent of the Master Servicer;

                  (vii) Should the Trustee deem the nature of any action required on its part, other than a payment or transfer under Section 3.09(b), to be unclear, the Trustee may require prior to such action that it be provided by the Seller with reasonable further instructions;

                  (viii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act;

                  (ix) The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 9.07; and

                  (x) The Trustee shall not have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by IndyMac pursuant to the Underlying Purchase Agreement or the Mortgage Loan Seller pursuant to this Agreement or the Mortgage Loan Purchase Agreement, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement.

         Section 9.03. TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Seller, and the Trustee shall not have any responsibility for their correctness. The Trustee does not make any representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.05 hereof; provided, however, that the foregoing shall not relieve the Trustee of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.04. The Trustee's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, the Trustee shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. The Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any


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security interest or lien granted to it hereunder or to record this Agreement other than any continuation statements filed by the Trustee pursuant to Section 3.23.

         Section 9.04. TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

         Section 9.05. TRUSTEE'S FEES AND EXPENSES. The fees of the Trustee shall be paid in accordance with the provisions of this Agreement. In addition, the Trustee will be entitled to recover from the Distribution Account pursuant to Section 3.09(b) all reasonable out-of-pocket expenses, fees, disbursements and advances and the expenses of the Trustee in connection with any Event of Default, any breach of this Agreement, any provision of this Agreement which so provides, or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Trust Fund hereunder. If funds in the Distribution Account are insufficient therefor, the Trustee shall recover such expenses from the Seller. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

         Section 9.06. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee and any successor Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and rated "BBB" or higher by Standard & Poor's and "Baa2" or higher by Moody's with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. The Trustee shall not be an Affiliate of the Master Servicer, unless the Trustee acts as successor Master Servicer hereunder. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in
Section 9.08.

         Section 9.07. INSURANCE. The Trustee, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee as to


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the Trustee's compliance with this Section 9.07 shall be furnished to any
Certificateholder upon reasonable written request.

         Section 9.08. RESIGNATION AND REMOVAL OF THE TRUSTEE. (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Seller and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Seller or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller shall promptly remove the Trustee and appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee so removed and the successor Trustee.

         (c) The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Seller, the Master Servicer and the Trustee so removed and the successor so appointed.

         (d) No resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee as provided in Section 9.09.

         Section 9.09. SUCCESSOR TRUSTEE. (a) Any successor Trustee appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Seller and to its predecessor Trustee an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee shall then become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee all assets and records of the Trust held by it hereunder, and the Seller and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.



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         (b) No successor Trustee shall accept appointment as provided in this
Section 9.09 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

         (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 9.09, the successor Trustee shall mail notice of the succession of such Trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. EMC shall pay the cost of any mailing by the successor Trustee.

         Section 9.10. MERGER OR CONSOLIDATION OF TRUSTEE. Any state bank or trust company or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee shall be the successor of the Trustee hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section
9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 9.11. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Seller and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Seller to act as co- trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Seller and the Trustee may consider necessary or desirable.

         (b) If the Seller shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Trustee shall have the power to make such appointment without the Seller.

         (c) No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

         (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such


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jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

         (g) No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Seller and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Section 9.12. FEDERAL INFORMATION RETURNS AND REPORTS TO
CERTIFICATEHOLDERS; REMIC ADMINISTRATION. (a) For federal income tax purposes, the taxable year of each of REMIC I and REMIC II shall be a calendar year and the Trustee shall maintain or cause the maintenance of the books of each such REMIC on the accrual method of accounting.

         (b) The Trustee shall prepare and file or cause to be filed with the Internal Revenue Service, and the Trustee shall sign, Federal tax information returns or elections required to be made hereunder with respect to each of REMIC I and REMIC II, the Trust Fund, if applicable, and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using a constant prepayment assumption of 25% CPR). The Trustee shall apply for an Employee Identification Number from the IRS under Form SS-4 or any other acceptable method for each of REMIC I and REMIC II. In connection with the foregoing, the Trustee shall timely prepare and file, and the Trustee shall sign, IRS Form 8811, which shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in each of REMIC I and REMIC II (the "REMIC Reporting Agent"). The Trustee shall make elections to treat each of REMIC I and REMIC II as a REMIC (which elections shall apply to the taxable period ending December 31, 2001 and each calendar year thereafter) in such manner as the Code or


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applicable Treasury regulations may prescribe. The Trustee shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code. The Holder of the Class R-I Certificate is hereby designated as the "Tax Matters Person" (within the meaning of Treas. Reg. ss.ss.1.860F-4(d)) for REMIC I, and the Holder of the Class R-II Certificate is hereby designated as the "Tax Matters Person" for REMIC II. The Trustee is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Residual Certificate will by acceptance thereof appoint the Trustee as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for each of REMIC I and REMIC II during such time as the Trustee does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Trustee from acting as agent for the Tax Matters Person, the Trustee shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of a Residual Certificate to sign such returns or act as tax matters person. Each Holder of a Residual Certificate shall be bound by this Section.

         (c) The Trustee shall provide upon request and receipt of reasonable compensation, such information as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a transferee permitted by Section 5.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, any record holder of which is not a transferee permitted by Section 5.05(b) (or which is deemed by statute to be an entity with a disqualified member).

         (d) The Trustee shall prepare and file or cause to be filed, and the Trustee shall sign, any state income tax returns required under Applicable State Law with respect to each of REMIC I and REMIC II or the Trust Fund.

         (e) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Mortgage Loans, that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall, together with its monthly report to such Certificateholders, indicate such amount withheld.

         (f) The Trustee agrees to indemnify the Trust Fund and the Seller for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in this Section 9.12.

         Section 9.13. MAINTENANCE OF SUPPLEMENTAL PMI POLICY; COLLECTIONS THEREUNDER. (a) The Trustee shall cooperate with the Supplemental PMI Insurer and shall use its best efforts to furnish to the Supplemental PMI Insurer all reasonable information in the possession of the Trustee or to which the Trustee has access with respect to each Mortgage Loan.


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         (b) In the event of a default by the Supplemental PMI Insurer under the
Supplemental PMI Policy (a "Replacement Event"), the Trustee shall use its best efforts to obtain a substitute lender-paid primary mortgage insurance policy (a "Substitute Supplemental PMI Policy"); PROVIDED, HOWEVER, that the Trustee shall not be obligated, and shall have no liability for failing, to obtain a Substitute Supplemental PMI Policy unless such Substitute Supplemental PMI
Policy can be obtained on the following terms and conditions: (i) the Certificates shall be rated no lower than the rating assigned by each Rating Agency to the Certificates immediately prior to such Replacement Event, as evidenced by a letter from each Rating Agency addressed to the Seller, the Master Servicer and the Trustee, (ii) the timing and mechanism for drawing on such new Substitute Supplemental PMI Policy shall be reasonably acceptable to the Master Servicer and the Trustee and (iii) the premiums under the proposed Substitute Supplemental PMI Policy shall not exceed such premiums under the existing Supplemental PMI Policy.

         (c) Pursuant to Section 3.06 hereof, any amounts collected by the Trustee under the Supplemental PMI Policy shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.09 hereof.

         (d) On each Distribution Date, the Trustee shall provide to the Supplemental PMI Insurer an electronic file containing the loan number and outstanding principal balance of each Mortgage Loan covered by the Supplemental PMI Policy.

         (e) The Trustee shall provide upon request by the Seller or the Rating Agencies without charge copies of any reports provided to the Trustee by the Master Servicer or the Supplemental PMI Insurer with respect to the Mortgage Loans covered by the Supplemental PMI Policy. The Trustee shall also provide such reports to any Certificateholder provided that the reasonable expenses incurred by the Trustee in providing such reports (including postage and copying costs) are paid by such Certificateholder.


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                                    ARTICLE X

                                   Termination

         Section 10.01. TERMINATION UPON REPURCHASE BY THE SELLER OR ITS DESIGNEE OR LIQUIDATION OF THE MORTGAGE LOANS. (a) Subject to Section 10.02, the respective obligations and responsibilities of the Seller, the Trustee and EMC created hereby, other than the obligation of the Trustee to make payments to Certificateholders as hereinafter set forth shall terminate upon:

                  (i) the repurchase by or at the direction of the Seller or its designee of all Mortgage Loans and all related REO Property remaining in the Trust at a price equal to (a) 100% of the Outstanding Principal Balance of each Mortgage Loan (other than a Mortgage Loan related to REO Property) as of the date of repurchase, net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, together with interest at the applicable Mortgage Interest Rate accrued but unpaid to, but not including, the first day of the month of repurchase, plus (b) the appraised value of any related REO Property, less the good faith estimate of the Seller of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the Outstanding Principal Balance of the related Mortgage Loan, together with interest at the applicable Mortgage Interest Rate accrued on that balance but unpaid to, but not including, the first day of the month of repurchase), such appraisal to be calculated by an appraiser mutually agreed upon by the Seller and the Trustee at the expense of the Seller; or

                  (ii) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired with respect to any Mortgage Loan; PROVIDED, HOWEVER, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive, notwithstanding such termination, any payments received subsequent thereto with respect to which such advance was made.

         (b) In no event, however, shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date of this Agreement.

         (c) The right of the Seller or its designee to repurchase all the Mortgage Loans pursuant to Subsection 10.01(a)(i) above shall be exercisable only if (i) the aggregate Scheduled Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 10% of the Cut-off Date Balance or
(ii) the Seller, based upon an Opinion of Counsel, has determined that the REMIC status of the REMIC I or REMIC II has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. At any time thereafter, in the case of (i) or (ii) above, the Seller may elect to terminate the REMIC I or REMIC II at any time, and upon such election, the Seller or its designee, shall repurchase all the Mortgage Loans.



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         (d) The Trustee shall give notice of any termination to the
Certificateholders, with a copy to the Rating Agencies, upon which the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify
(i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified.

         (e) If the option of the Seller to repurchase or cause the repurchase of all the Mortgage Loans under Subsection 10.01(a)(i) above is exercised, the Seller and/or its designee shall deliver to the Trustee for deposit in the Distribution Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the repurchase price for the Mortgage Loans being purchased by it and all property acquired with respect to such Mortgage Loans remaining in REMIC I and REMIC II. Upon presentation and surrender of the Certificates by the Certificateholders, the Trustee shall distribute to the Certificateholders an amount determined as follows: with respect to each Certificate (other than the Class R Certificates), the outstanding Current Principal Amount, plus with respect to each Certificate (other than the Class R Certificates), one month's interest thereon at the applicable Pass-Through Rate; and with respect to the Class R Certificates, the percentage interest evidenced thereby multiplied by the difference, if any, between the above described repurchase price and the aggregate amount to be distributed to the Holders of the Certificates (other than the Class R Certificates). If the proceeds with respect to the Mortgage Loans are not sufficient to pay all of the Certificates in full, any such deficiency will be allocated first, to the Subordinate Certificates, in inverse order of their numerical designation, second to the Senior Mezzanine Certificates, and then to the Senior Certificates on a PRO RATA basis, based on the Current Principal Amounts thereof. Upon deposit of the required repurchase price and following such final Distribution Date, the Trustee shall release promptly to the Seller and/or its designee the Mortgage Files for the remaining applicable Mortgage Loans, and the Accounts with respect thereto shall terminate, subject to the Trustee's obligation to hold any amounts payable to Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(g). Any other amounts remaining in the Accounts will belong to the Seller. Upon deposit of the required repurchase price and following such final Distribution Date, the Trustee shall release promptly to the Seller and/or its designee, as the case may be, the Mortgage Files for the remaining Mortgage Loans, and the Accounts with respect thereto shall terminate, subject to the Trustee's obligation to hold any amounts payable to Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(f).

         (f) In the event that this Agreement is terminated by reason of the payment or liquidation of all Mortgage Loans or the disposition of all property acquired with respect to all Mortgage Loans under Subsection 10.01(a)(ii) above, the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account all distributable amounts remaining in their Protected Accounts. Upon the presentation and surrender of the Certificates, the Trustee shall distribute to the remaining Certificateholders, in accordance with their respective interests, all distributable amounts remaining in the Distribution Account. Upon deposit by the Master Servicer of such distributable amounts, and following such final Distribution Date, the Trustee shall release promptly to the Seller or its designee


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the Mortgage Files for the remaining Mortgage Loans, and the Distribution
Account shall terminate, subject to the Trustee's obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions pursuant to this Subsection 10.01(f).

         (g) If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Trustee may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

         Section 10.02. ADDITIONAL TERMINATION REQUIREMENTS. (a) If the option of the Seller to repurchase all the Mortgage Loans under Subsection 10.01(a)(i) above is exercised, the Trust Fund and each of REMIC I and REMIC II shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code on each of REMIC I and REMIC II or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Regular Certificates are outstanding:

                  (i) within 90 days prior to the final Distribution Date, at the written direction of the Seller, the Trustee, as agent for the respective Tax Matters Persons, shall adopt a plan of complete liquidation of REMIC I and REMIC II provided to it by the Seller meeting the requirements of a "qualified liquidation" under Section 860F of the Code and any regulations thereunder.

                  (ii) the Seller shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

                  (iii) at or after the time of adoption of such a plan of complete liquidation of any of REMIC I and REMIC II and at or prior to the final Distribution Date, the Trustee shall sell for cash all of the assets of the Trust to or at the direction of the Seller, and REMIC I and REMIC II shall terminate at such time.

         (b) By their acceptance of the Residual Certificates, the Holders thereof hereby (i) agree to adopt such a plan of complete liquidation of the REMIC upon the written request of the Seller and to take such action in connection therewith as may be reasonably requested by the Seller and (ii) appoint the Seller as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. The Trustee shall adopt such plan of liquidation by filing the appropriate statement on the final tax return of each REMIC. Upon complete liquidation or final


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



distribution of all of the assets of the Trust Fund, the Trust Fund and each of REMIC I and REMIC II shall terminate.

                                   ARTICLE XI

                            Miscellaneous Provisions

         Section 11.01. INTENT OF PARTIES. The parties intend that each of REMIC I and REMIC II shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

         Section 11.02. AMENDMENT. (a) This Agreement may be amended from time to time by the Seller, the Master Servicer, the Trustee and EMC, without notice to or the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Independent Counsel, adversely affect in any material respect the interests of any Certificateholder.

         (b) This Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trustee and EMC, with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) cause REMIC I or REMIC II to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Independent Counsel which shall be provided to the Trustee other than at the Trustee's expense. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to
Section 11.02(b), Certificates registered in the name of or held for the benefit of the Seller, EMC, the Master Servicer, or the Trustee or any Affiliate thereof shall be entitled to vote their Fractional Undivided Interests with respect to matters affecting such Certificates.

         (c) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agencies.

         (d) In the case of an amendment under Subsection 11.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (e) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement.

         Section 11.03. RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Seller shall effect such recordation, at the expense of the Trust upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

         Section 11.04. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Seller, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

         (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.05. ACTS OF CERTIFICATEHOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Seller. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Seller, if made in the manner provided in this Section 11.05.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Certificate presented in accordance with
Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Seller, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Seller, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

         (e) In determining whether the Holders of the requisite percentage of Certificates evidencing Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Seller, the Master Servicer or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 11.02(b) and except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Seller, the Master Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor's right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Seller, or the Master Servicer, as the case may be.

         Section 11.06. GOVERNING LAW. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.07. NOTICES. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Seller, 245 Park Avenue, New York, New York 10167, Attention: Vice President-Servicing, telecopier number: (212) 272-5591, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Master Servicer, IndyMac Bank, F.S.B., 3465 East Foothill Boulevard, Passadena, California, 91107, Attention: Mr. Victor Woodworth, Telecopier: (626) 535-7575, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of EMC Mortgage Corporation, EMC Mortgage Corporation, MacArthur Ridge II, 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038
Attention: Mr. Edward Raice, Telecopier No.: (972) 444-2810, or such other address as may hereafter be furnished to the other parties hereto in writing; or
(v) in the case of the Rating Agencies, Moody's Investors Service, Inc., 99 Church Street, 4 Floor, New York, New York 10004, and Standard & Poor's, a division of the McGraw-Hill Companies, Inc., 55 Water Street, 41 Floor, New York, New York, 10041, Attention: Residential Mortgage Surveillance. Any notice delivered to the Seller, the Master Servicer, or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

         Section 11.08. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

         Section 11.09. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         Section 11.10. ARTICLE AND SECTION HEADINGS. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         Section 11.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

         Section 11.12. NOTICE TO RATING AGENCIES. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

         1.       Any material change or amendment to this Agreement;

         2. The occurrence of any Event of Default that has not been cured;

         3. The resignation or termination of the Master Servicer or the Trustee under this Agreement;

         4.       The repurchase or substitution of Mortgage Loans;

         5.       The final payment to Certificateholders; and

         6.       Any change in the location of the Distribution Account.

         IN WITNESS WHEREOF, the Seller, the Trustee and EMC Mortgage Corporation have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        STRUCTURED ASSET MORTGAGE INVESTMENTS
                                        INC., as Seller


                                        By:    /s/ BARON SILVERSTEIN
                                               ---------------------------------
                                        Name:      Baron Silverstein
                                        Title:     Managing Director


                                        INDYMAC BANK, F.S.B., as Master Servicer


                                        By:    /s/ S. Blair Abernathy
                                        ----------------------------------------
                                        Name:      S. Blair Abernathy
                                        Title:     SVP Capital Markets


                                        BANK ONE, NATIONAL ASSOCIATION, as
                                        Trustee


                                        By:    /s/ Sandra Whalen
                                        ----------------------------------------
                                        Name:      Sandra Whalen
                                        Title:     Vice President


                                        EMC MORTGAGE CORPORATION


                                        By:    /s/   Jonathan Babkow
                                        ----------------------------------------
                                        Name:      Jonathan Babkow
                                        Title:     Attorney-in-Fact

Accepted and Agreed as to
       Sections 2.01, 2.02, 2.03, 2.04 and 9.09(c)

EMC MORTGAGE CORPORATION, as Mortgage Loan Seller


By:    /s/ Jonathan Babkow
       -------------------------------------------------------
       Name:      Jonathan Babkow
       Title:     Attorney-in-Fact

STATE OF NEW YORK       )
                        )ss.:
COUNTY OF NEW YORK      )


       On the 30th day of November, 2001, before me, a notary public in and for said State, personally appeared ____________________, known to me to be a ____________________ of Structured Asset Mortgage Investments Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

       IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                _______________________________
                                                         Notary Public




[Notarial Seal]

STATE OF                )
                        )ss.:
COUNTY OF               )


       On the 30th day of November, 2001, before me, a notary public in and for said State, personally appeared ___________________, known to me to be a ____________________ of IndyMac Bank, F.S.B., the federal savings bank that executed the within instrument, and also known to me to be the person who executed it on behalf of said federal savings bank, and acknowledged to me that such federal savings bank executed the within instrument.

       IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                _______________________________
                                                        Notary Public




[Notarial Seal]

STATE OF NEW YORK       )
                        )ss.:
COUNTY OF NEW YORK      )


       On the 30th day of November, 2001, before me, a notary public in and for said State, personally appeared ____________________, known to me to be a ____________________ of Bank One, National Association, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

       IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                _____________________________
                                                       Notary Public




[Notarial Seal]

STATE OF NEW YORK                   )
                                    )ss.:
COUNTY OF NEW YORK                  )


       On the 30th day of November, 2001, before me, a notary public in and for said State, personally appeared ____________________, known to me to be a ____________________ of EMC Mortgage Corporation., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

       IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                _____________________________
                                                       Notary Public




[Notarial Seal]